
                                                                    EXHIBIT 10.3

                                                                  EXECUTION COPY

                                U.S. $800,000,000

                                CREDIT AGREEMENT

                            Dated as of June 6, 2003

                                      among

                          THE WILLIAMS COMPANIES, INC.
                         NORTHWEST PIPELINE CORPORATION
                   TRANSCONTINENTAL GAS PIPE LINE CORPORATION
                                  as Borrowers

                                 CITIBANK, N.A.

                  as Administrative Agent and Collateral Agent

                              BANK OF AMERICA, N.A.

                              as Syndication Agent

                               JPMORGAN CHASE BANK

                             as Documentation Agent

                                 CITIBANK, N.A.
                              BANK OF AMERICA, N.A.

                                as Issuing Banks

                             THE BANKS NAMED HEREIN

                                    as Banks

                                       and

                          CITIGROUP GLOBAL MARKETS INC.
                         BANC OF AMERICA SECURITIES LLC

                  as Joint Lead Arrangers & Joint Book Runners

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                                TABLE OF CONTENTS

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                                                ARTICLE I
                                    DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.1. Certain Defined Terms.....................................................................     2

SECTION 1.2. Computation of Time Periods...............................................................    12

SECTION 1.3. Accounting Terms..........................................................................    12

SECTION 1.4. Miscellaneous.............................................................................    12

                                               ARTICLE II

                AMOUNTS AND TERMS OF THE REVOLVING CREDIT ADVANCES AND LETTERS OF CREDIT

SECTION 2.1. Revolving Credit Advances and Letters of Credit...........................................    13

SECTION 2.2. Issuance of and Drawings and Reimbursement Under Letters of Credit........................    13

SECTION 2.3. Making the Revolving Credit Advances......................................................    17

SECTION 2.4. Voluntary Reduction of the Commitments....................................................    18

SECTION 2.5. Prepayments...............................................................................    19

SECTION 2.6. Increased Costs...........................................................................    19

SECTION 2.7. Payments and Computations.................................................................    20

SECTION 2.8. Taxes.....................................................................................    21

SECTION 2.9. Sharing of Payments, Etc..................................................................    24

SECTION 2.10. Evidence of Debt.........................................................................    24

SECTION 2.11. Fees.....................................................................................    25

SECTION 2.12. Repayment of Revolving Credit Advances...................................................    26

SECTION 2.13. Interest.................................................................................    26

SECTION 2.14. Interest Rate Determination..............................................................    27

SECTION 2.15. Optional Conversion of Revolving Credit Advances.........................................    27
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SECTION 2.16. Illegality...............................................................................    28

SECTION 2.17. Additional Interest on Eurodollar Rate Advances..........................................    28

SECTION 2.18. Existing Letters of Credit...............................................................    28

                                               ARTICLE III
                                               CONDITIONS

SECTION 3.1. Conditions Precedent to Effectiveness of Agreement........................................    29

SECTION 3.2. Conditions Precedent to a Revolving Credit Advance and an Issuance of a Letter of Credit..    30

                                               ARTICLE IV
                                     REPRESENTATIONS AND WARRANTIES

SECTION 4.1. Representations and Warranties of the Borrowers...........................................    32

                                                ARTICLE V
                                       COVENANTS OF THE BORROWERS

SECTION 5.1. Affirmative Covenants.....................................................................    34

SECTION 5.2. Negative Covenants........................................................................    36

                                               ARTICLE VI
                                            EVENTS OF DEFAULT

SECTION 6.1. Events of Default.........................................................................    37

                                               ARTICLE VII
                           THE AGENT; THE COLLATERAL AGENT; AND ISSUING BANKS

SECTION 7.1. Agent's and Collateral Agent's Authorization and Action...................................    39

SECTION 7.2. Agent's and Collateral Agent's Reliance, Etc..............................................    39

SECTION 7.3. Issuing Banks' Reliance, Etc..............................................................    40

SECTION 7.4. Rights....................................................................................    40

SECTION 7.5. Indemnification...........................................................................    41

SECTION 7.6. Successor Agent and Collateral Agent......................................................    42

SECTION 7.7. Bank Credit Decision......................................................................    42

SECTION 7.8. Certain Rights of the Collateral Agent....................................................    43
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                                     - ii -

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SECTION 7.9. Other Agents..............................................................................    43

                                              ARTICLE VIII
                                              MISCELLANEOUS

SECTION 8.1. Amendments, Etc...........................................................................    43

SECTION 8.2. Notices, Etc..............................................................................    44

SECTION 8.3. No Waiver; Remedies.......................................................................    45

SECTION 8.4. Costs and Expenses........................................................................    46

SECTION 8.5. Binding Effect; Transfers.................................................................    47

SECTION 8.6. Governing Law.............................................................................    50

SECTION 8.7. Interest..................................................................................    51

SECTION 8.8. Execution in Counterparts.................................................................    51

SECTION 8.9. Survival of Agreements, Representations and Warranties, Etc...............................    51

SECTION 8.10. Confidentiality..........................................................................    51

SECTION 8.11. Waiver of Jury Trial.....................................................................    53

SECTION 8.12. Severability.............................................................................    53

SECTION 8.13. Forum Selection and Consent to Jurisdiction..............................................    53

SECTION 8.14. Nature of Obligations....................................................................    53

                             Schedules and Exhibits

Schedule I      -     Bank Information
Schedule II     -     Notice Information for the Borrowers
Schedule III    -     Commitments

Exhibit A       -     Opinion of James J. Bender, Esq., General Counsel of TWC
Exhibit B       -     Opinion of White & Case LLP, New York Counsel
Exhibit C       -     Form of Transfer Agreement
Exhibit D-1     -     Notice of Letter of Credit
Exhibit D-2     -     Notice of Revolving Credit Borrowing
Exhibit E       -     Form of Security Agreement
Exhibit F       -     Form of Note

                                CREDIT AGREEMENT

                  This Credit Agreement dated as of June 6, 2003 (as may be further amended, modified, supplemented, renewed, extended or restated from time to time, this "Agreement"), is by and among THE WILLIAMS COMPANIES, INC., a Delaware corporation ("TWC"), NORTHWEST PIPELINE CORPORATION, a Delaware corporation ("NWP"), TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation ("TGPL", and together with TWC and NWP, the "Borrowers" and each, a "Borrower"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as banks (the "Banks"), CITIBANK, N.A. ("Citibank") and BANK OF AMERICA, N.A. ("BofA") (the "Issuing Banks" and each, an "Issuing Bank"), CITIBANK, as agent (together with any successor agent appointment pursuant to Article VII, the "Agent") and collateral agent (together with any successor agent appointment pursuant to Article VII, the "Collateral Agent"), BofA, as syndication agent, JPMORGAN CHASE BANK ("JPMorgan") as documentation agent (the "Documentation Agent"), and CITIGROUP GLOBAL MARKETS INC. ("CGMI") and BANC OF AMERICA SECURITIES LLC ("BAS", together with CGMI, the "Co-Lead Arrangers"), as joint lead arrangers and joint book runners. In consideration of the mutual covenants and agreements contained herein, the Borrowers, the Banks, the Issuing Banks, the Agent, and the Co-Lead Arrangers hereby agree as set forth herein.

                             PRELIMINARY STATEMENTS

                  WHEREAS, each of the Borrowers is a borrower under that certain First Amended and Restated Credit Agreement dated as of October 31, 2002 (as amended, restated, supplemented or otherwise modified, the "Multiyear Agreement") with the banks party thereto, JPMorgan and Commerzbank AG, as co-syndication agents, Credit Lyonnais New York Branch, as documentation agent, Citicorp USA, Inc. ("CUSA"), as agent, and CGMI (formerly known as Salmon Smith Barney Inc. ("SSBI")), as arranger;

                  WHEREAS, TWC is the borrower under that certain Amended and Restated Credit Agreement dated as of October 31, 2002 (as amended, restated, supplemented or otherwise modified, the "LC Agreement"; and together with the Multiyear Agreement, the "Existing Credit Documentation") with the banks party thereto, CUSA, as agent and collateral agent, BofA, as syndication agent, and CGMI (formally known as SSBI), as arranger;

                  WHEREAS, the Borrowers have requested that the Banks lend to the Borrowers and the Issuing Banks issue Letters of Credit for the account of the Borrowers to (a) refinance in full outstanding indebtedness under the Existing Credit Documentation (it being understood that such letters of credit shall be fully cash-collateralized) and (b) provide for the working capital needs and general corporate purposes of the Borrowers, including, without limitation, acquisition of the Borrowers' equity securities and debt; and

                  WHEREAS, the Issuing Banks and Banks are willing to lend such amounts and to issue such Letters of Credit on the terms and subject to the conditions hereinafter set forth (including Article III);

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.1.Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Agent" means Citibank, in its capacity as administrative agent pursuant to Article VII hereof and any successor Agent pursuant to Section 7.6.

                  "Agreement" has the meaning specified in the first paragraph of this Agreement.

                  "Applicable Margin" means, for any Eurodollar Rate Advance, 0.75% per annum.

                  "Authorized Financial Officer" means the Chief Financial Officer, Chief Accounting Officer, and the Treasurer of any Person.

                  "Authorized Officer" means the President, Chief Executive Officer, Chief Financial Officer, the General Counsel, any Vice President, the Secretary, the Assistant Secretary, the Treasurer, Assistant Treasurer, or the Controller of a Person or any other officer designated as an "Authorized Officer" by the Board of Directors (or equivalent governing body) of such Person.

                  "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time as set forth in Section 2.1(b) (assuming compliance at such time with all conditions to drawing).

                  "Banks" means the lenders listed on the signature pages hereof and each other Person that becomes a Bank pursuant to Section 8.5(a).

                  "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                  (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate; and

                  (b)      1/2 of 1% per annum above the Federal Funds Rate.

                  "Base Rate Advance" means a Revolving Credit Advance that bears interest as provided in Section 2.13(a)(i).

                  "BofA" has the meaning specified in the recitals hereto.

                  "Borrowers" has the meaning specified in the recitals hereto.

                  "Business Day" means a day of the year on which banks are not required or authorized to close in New York City.

                  "Business Entity" means a partnership, limited partnership, limited liability partnership, corporation (including a business trust), limited liability company, unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity.

                  "CGMI" has the meaning specified in the recitals hereto.

                  "Change of Control Event" means the occurrence of any of the following: (i) any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of TWC or of any Subsidiary of TWC) or two or more Persons acting in concert (other than any group of employees of TWC or of any of its Subsidiaries) shall have acquired beneficial ownership (within the meaning of Rule l3d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
         1934), directly or indirectly, of securities of TWC (or other securities convertible into such securities) representing 50% or more of the combined voting power of all securities of TWC entitled to vote in the election of directors, other than securities having such power only by reason of the happening of a contingency, or (ii) during any period of up to 24 consecutive months, commencing on or after the date of this Agreement, individuals who at the beginning of such period were directors of TWC or who were elected or nominated by individuals who at the beginning of such period were such directors or by individuals elected in accordance with this clause (ii) shall cease for any reason (other than as a result of death, incapacity or normal retirement) to constitute a majority of the board of directors of TWC.

                  "Citibank" has the meaning specified in the recitals hereto.

                  "Code" means, as appropriate, the Internal Revenue Code of 1986, as amended, or any successor federal tax code, and any reference to any statutory provision shall be deemed to be a reference to any successor provision or provisions.

                  "Co-Lead Arrangers" has the meaning specified in the recitals hereto.

                  "Collateral" has the meaning specified in the Security Agreement.

                  "Collateral Account" has the meaning specified in the Security Agreement.

                  "Collateral Agent" means Citibank in its capacity as Collateral Agent pursuant to Article VII and any successor in such capacity pursuant to Section 7.6.

                  "Collateral Coverage Requirement" means any time that the aggregate mark-to-market value of all Collateral is equal to or greater than 105% of the Total Credit Exposure.

                  "Commitment" means a Revolving Credit Commitment or a Letter of Credit Commitment.

                  "Commitment Fee" has the meaning specified in Section 2.11(c).

                  "Consolidated" refers to the consolidation of the accounts of any Person and its consolidated subsidiaries in accordance with generally accepted accounting principles.

                  "Consolidated Subsidiaries" of any Person means all other Persons the financial statements of which are consolidated with those of such Person in accordance with generally accepted accounting principles.

                  "Convert", "Conversion" and "Converted" each refers to a conversion of Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to Sections 2.15, 2.16 and 2.17.

                  "Credit Documents" means this Agreement, the Security Agreement, the Letter of Credit Documents, each Letter of Credit, each Note, each Notice of Letter of Credit, each Notice of Revolving Credit Borrowing, and each certificate pursuant to Sections 3.2(ii), 5.1(b)(ii), and 5.1(b)(iii) at any time executed and/or delivered to the Agent, the Collateral Agent, any Issuing Bank, or any Bank in connection therewith.

                  "Cross-Acceleration Event" means the occurrence or existence of any event or condition under any agreement or instrument relating to any Debt which is outstanding in a principal amount of at least $250,000,000 in the aggregate (excluding Debt incurred pursuant to any Letter of Credit or Revolving Credit Advance) of any Borrower the result of which is the acceleration of the final stated maturity of such Debt or any such Debt shall not be paid at its final stated maturity (giving effect to any applicable grace periods and any extensions thereof).

                  "CUSA" has the meaning specified in the recitals hereto.

                  "Debt" means, in the case of any Person, the principal or equivalent amount (without duplication) of (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures or notes, (iii) obligations of such Person to pay the deferred purchase price of property or services (other than trade payables), (iv) obligations of such Person as lessee under leases that are, in accordance with generally accepted accounting principles, recorded as capital leases, and (v) obligations of such Person under guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) of this definition.

                  "Default" means any event or condition that, upon the giving of notice or passage of time or both, if required by Section 6.1, would constitute an Event of Default.

                  "Designating Bank" has the meaning specified in Section
         8.5(g).

                  "Documentation Agent" has the meaning specified in the recitals hereto.

                  "Dollars" and "$" means lawful money of the United States of America.

                  "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Transfer Agreement pursuant to which it became a Bank, or such other office of such Bank as such Bank may from time to time specify to the Borrowers and the Agent.

                  "EDGAR" means "Electronic Data Gathering, Analysis and Retrieval" system (or any successor system thereof), a database maintained by the Securities and Exchange Commission containing electronic filings of issuers of certain securities.

                  "Effective Date" has the meaning specified in Section 3.1.

                  "Eligible Assignee" means (i) any Bank, (ii) any affiliate of any Bank, and (iii) any other Person not covered by clause (i) or (ii) of this definition that is consented to by the Borrowers, the Agent and the Issuing Banks (which consents shall not be unreasonably withheld); provided that if any Event of Default has occurred and is continuing, no consent of the Borrowers shall be required; provided further that neither the Borrowers nor any affiliate of the Borrowers shall be an Eligible Assignee.

                  "Equity Interests" means any capital stock, partnership, joint venture, member or limited liability or unlimited liability company interest, beneficial interest in a trust or similar entity or other equity interest or investment of whatever nature.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) which is a member of a group of which the Borrowers are members and which is under common control within the meaning of Section 414 of the Code and the regulations promulgated thereunder.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

                  "Eurodollar Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Transfer Agreement pursuant to which it became a Bank (or, if no such office is specified, its Domestic Lending Office), or such other office of such Bank as such Bank may from time to time specify to the Borrowers and the Agent.

                  "Eurodollar Rate" means, for any Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

                  "Eurodollar Rate Advance" means a Revolving Credit Advance that bears interest as provided in Section 2.13(a)(ii).

                  "Eurodollar Rate Reserve Percentage" of any Bank for any Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

                  "Events of Default" has the meaning specified in Section 6.1.

                  "Existing Credit Documentation" has the meaning specified in the preliminary statements hereto.

                  "Federal Funds Rate" means, for any day, a fluctuating interest rate per annum equal for such day to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any federal agency or authority of the United States from time to time succeeding to its function.

                  "Financial Letter of Credit" means any Letter of Credit supporting only indebtedness for borrowed money.

                  "Fiscal Quarter" means any quarter of a Fiscal Year.

                  "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "2002 Fiscal Year") refer to the Fiscal Year ending on December 31 of such calendar year.

                  "Fronting Fee" shall have the meaning specified in Section 2.11(b)(i).

                  "Governmental Authority" means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Governmental Requirements" means all judgments, orders, writs, injunctions, decrees, awards, laws, ordinances, statutes, regulations, rules, franchises, permits, certificates, licenses, authorizations and the like and any other requirements of any government or any commission, board, court, agency, instrumentality or political subdivision thereof.

                  "Indemnified Parties" has the meaning assigned to such term in
         Section 8.4(b).

                  "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Revolving Credit Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by a Borrower pursuant to the provisions below and, thereafter, with respect to Eurodollar Rate Advances, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by a Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as a Borrower may, upon notice received by the Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                           (i) a Borrower may not select any Interest Period that ends after the Termination Date;

                           (ii) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Revolving Credit Borrowing shall be of the same duration;

                           (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (iv) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "Issuing Banks" has the meaning specified in the recitals hereto.

                  "JPMorgan" has the meaning specified in the recitals hereto.

                  "Judgment Event" means any judgment or order rendered against any Borrower for the payment of money in excess of $250,000,000 (and not adequately covered by insurance as to which a solvent and unaffiliated insurance company has provided coverage and has acknowledged liability) shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days.

                  "LC Agreement" has the meaning specified in the recitals hereto.

                  "LC Participation Percentage" of any Bank means, at any time, the percentage set opposite such Bank's name on Schedule III or as reflected for such Bank in the relevant Transfer Agreement to which it is a party, as such amount may be terminated, reduced or increased pursuant to Section 8.5(a).

                  "Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Lending Office" opposite its name on
         Schedule I hereto or in the relevant Transfer Agreement delivered pursuant to Section 8.5(a), or such other office of such Bank as such Bank may from time to time specify to the Borrowers and the Agent.

                  "Letter of Credit Commitment" of any Issuing Bank means, at any time, the amount set opposite such Bank's name on Schedule III under the heading "Letter of Credit Commitments" or as reflected for such Bank in the relevant Transfer Agreement to which it is a party, as such amount may be terminated, reduced or increased pursuant to Section 2.4, Section 6.1 or Section 8.5(a).

                  "Letter of Credit Documents" means, with respect to any Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (ii) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

                  "Letter of Credit Fee" shall have the meaning specified in
         Section 2.11(b)(ii).

                  "Letter of Credit Interest" means, for each Bank, (i) such Bank's participation interest in Letters of Credit (and, in the case of an Issuing Bank, such Issuing Bank's retained interest in Letters of Credit issued by it), and (ii) such Bank's rights and interests in Reimbursement Obligations and fees, interest and other amounts payable in connection with Letters of Credit and Reimbursement Obligations.

                  "Letter of Credit Liability" means at any time and in respect of any Letter of Credit, the sum (without duplication) of (a) the Available Amount of such Letter of Credit at such time (after giving effect to any step up provision or other mechanism for increase, if any, and assuming that all conditions to drawing have been satisfied) plus (b) the aggregate unpaid amount of all drawings under such Letter of Credit that are unpaid at such time. For purposes of this Agreement, a Bank shall be deemed to hold a Letter of Credit Liability in an amount equal to its LC Participation Percentage in the related Letter of Credit.

                  "Letters of Credit" has the meaning assigned to such term in
         Section 2.1(b).

                  "Majority Banks" means, at any time, Banks owed or holding more than 50% of the sum of (i) the aggregate unpaid principal amount of Revolving Credit Advances outstanding at such time, or if no such principal amount is then outstanding, the aggregate Revolving Credit Commitments and (ii) the aggregate Available Amount of all Letters of Credit outstanding at such time, or if no such Available Amount of Letters of Credit are then outstanding, then (x) the LC Participation Percentages, or (y) if the Letter of Credit Commitments have terminated and any Letter of Credit or any Letter of Credit Interest is outstanding, then the aggregate unpaid principal amount of the outstanding Letter of Credit Interests; provided that for purposes of this definition no Borrower shall be considered a "Bank".

                  "Mandatory Prepayment Event" means any of the following:
         Change of Control Event; Cross-Acceleration Event; or Judgment Event.

                  "Multiemployer Plan" means any multiemployer plan, as defined in Section 4001 (a)(3) of ERISA, which is maintained by (or to which there is an obligation to contribute of) the Borrowers or an ERISA Affiliate of the Borrowers.

                  "Note" means a promissory note of a Borrower payable to the order of any Bank, in substantially the form of Exhibit F hereto (as such note may be amended, endorsed or otherwise modified from time to time), delivered at the request of such Bank pursuant to Section 2.10 or 8.6, together with any other note accepted from time to time in substitution or replacement therefore.

                  "Notice of Letter of Credit" has the meaning specified in
         Section 2.2(a).

                  "Notice of Revolving Credit Borrowing" has the meaning specified in Section 2.3(a).

                  "NWP" has the meaning specified in the recitals hereto.

                  "Obligations" means all Reimbursement Obligations and all other Debt, advances, debts, liabilities, obligations, indemnities, covenants and duties owing by any Borrower to any Bank, the Agent, the Collateral Agent, any Issuing Bank, or any other Person required to be indemnified under any Credit Document, of any kind or nature, present or future, whether or not evidenced by any Note, guaranty or other instrument, arising under or in connection with this Agreement or any other Credit Document or any of the transactions evidenced by this Agreement or any other Credit Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term "Obligations" includes all interest, charges, expenses, fees, attorneys' fees and disbursements and any other sum chargeable to any Borrower under this Agreement or any other Credit Document.

                  "PBGC" means the Pension Benefit Guaranty Corporation.

                  "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other Business Entity, or a government or any political subdivision or agency thereof.

                  "Plan" means an employee pension benefit plan (other than a Multiemployer Plan) as defined in Section 3(2) of ERISA currently maintained by, or in the event such plan has terminated, to which contributions have been made or an obligation to make such contributions has accrued during any of the five plan years preceding the date of the termination of such plan by, the Borrowers or any ERISA Affiliate of the Borrowers for employees of the Borrowers or any such ERISA Affiliate and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

                  "Public Filings" means the Borrowers' (i) annual report on Form 10-K/A for the year ended December 31, 2002, (ii) quarterly report on Form 10-Q for the quarter ended March 31, 2003, and (iii) each other quarterly and annual and other reports filed with the SEC from time to time.

                  "Register" has the meaning specified in Section 8.5(c).

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Reimbursement Obligations" means, at any time, the obligations of any of the Borrowers then outstanding, or that may thereafter arise, in respect of all Letters of Credit then outstanding to reimburse amounts paid by any Issuing Bank in respect of any drawings under a Letter of Credit.

                  "Revolving Credit Advance" means an advance by a Bank to a Borrower as part of a Revolving Credit Borrowing and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of Revolving Credit Advance).

                  "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by each of the Banks, pursuant to Section 2.1(a).

                  "Revolving Credit Commitment" means, with respect to any Bank at any time, the amount set forth opposite such Banks' name on Schedule III hereto under the caption "Revolving Credit Commitment" or, if such Bank has entered into one or more Transfer

         Agreements, set forth for such Bank in the Register maintained by the Agent pursuant to Section 8.5(c) as such Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.4.

                  "Security Agreement" means a Security Agreement executed by TWC in substantially the form of Exhibit E.

                  "SPC" has the meaning specified in Section 8.5(g).

                  "Subsidiary" of any Person means any corporation, partnership, joint venture or other entity of which more than 50% of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors of such corporation, partnership, joint venture or other entity or others performing similar functions (irrespective of whether or not at the time Equity Interests of any other class or classes of such corporation, partnership, joint venture or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person.

                  "Termination Date" means the earlier of (i) June 6, 2005 or
         (ii) the date of termination in whole of the Commitments pursuant to
         Section 2.4 or 6.1.

                  "Termination Event" means (i) a "reportable event", as such term is described in Section 4043(c) of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC or a "reportable event" as such term is described in Section 4043(c)(3) of ERISA) which might reasonably be expected to result in a termination of, or the appointment of a trustee to administer, a Plan, or which causes TWC, due to actions of the PBGC, to be required to contribute at least $75,000,000 in excess of the contributions which otherwise would have been made to fund a Plan based upon the contributions recommended by such Plan's actuary, or (ii) the withdrawal of a Borrower or any ERISA Affiliate of such Borrower from a Multiple Employer Plan during a plan year in which it was a "substantial employer," as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by a Borrower or any ERISA Affiliate of such Borrower under Section 4064 of ERISA upon the termination of a Plan or Multiple Employer Plan, or (iii) the distribution of a notice of intent to terminate a Plan pursuant to Section 4041(a)(2) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC under
         Section 4042 of ERISA, or (v) any other event or condition which might reasonably be expected to result in the termination of, or the appointment of, a trustee to administer, any Plan under Section 4042 of ERISA.

                  "TGPL" has the meaning specified in the recitals hereto.

                  "Total Credit Exposure" means the sum of the Total L/C Exposure plus the Total Loan Exposure plus the amount of any other Obligations that are not paid when due and remain outstanding.

                  "Total L/C Exposure" means at any time, the aggregate amount of all Letter of Credit Liabilities with respect to all issued Letters of Credit.

                  "Total Loan Exposure" means at any time, the aggregate principal amount of all outstanding Revolving Credit Advances.

                  "Transfer Agreement" means an agreement executed pursuant to
         Section 8.5 by an assignor Bank and assignee Bank substantially in the form of Exhibit C, which agreement shall be executed by the Borrowers and the Agent to evidence the consent of each if such consent is required pursuant to the definition herein of "Eligible Assignee" or the terms of Section 8.5.

                  "TWC" has the meaning specified in the recitals hereto.

                  "Unused Revolving Credit Commitment" with respect to each Bank at any time, (a) such Bank's Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances made by such Bank and outstanding at such time and (ii) such Bank's Letter of Credit Liability.

                  "Wholly-Owned Subsidiary" of any Person means any Subsidiary of such Person all of the Equity Interests in which are owned by such Person and/or one or more other Wholly-Owned Subsidiaries of such Person.

                  "Withdrawal Liability" shall have the meaning given such term under Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.2. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                  SECTION 1.3. Accounting Terms. All accounting terms not specifically defined shall be construed in accordance with general accounting principles, and each reference herein to "generally accepted accounting principles" shall mean U.S. generally accepted accounting principles in effect, consistently applied.

                  SECTION 1.4. Miscellaneous. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. The term "including" shall mean "including, without limitation". References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time so long as such amended, modified or supplemented document, instrument or agreement does not violate the terms of this Agreement.

                                   ARTICLE II

                    AMOUNTS AND TERMS OF THE REVOLVING CREDIT
                         ADVANCES AND LETTERS OF CREDIT

                  SECTION 2.1. Revolving Credit Advances and Letters of Credit.

                  (a) Revolving Credit Advances. Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to each Borrower from time to time on any Business Day during the period from the Effective Date until the Termination Date in an aggregate amount to all Borrowers not to exceed at any time such Bank's Unused Revolving Credit Commitment at such time. Each Revolving Credit Borrowing shall be in an aggregate amount of not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Revolving Credit Advances made on the same day by the Banks ratably according to their respective Revolving Credit Commitments. Within the limits of this Section 2.1(a), a Borrower may borrow under this Section 2.1(a), prepay pursuant to Section 2.5 and reborrow under this Section 2.1(a).

                  (b) Letters of Credit. Each Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue standby or trade letters of credit (collectively, the "Letters of Credit", and each a "Letter of Credit") for the account of any Borrower (such issuance, and any funding of a draw thereunder, to be made by the Issuing Banks in reliance on the agreements of the other Banks pursuant to Section 2.2) from time to time on any Business Day during the period from the Effective Date until 30 days prior to the Termination Date in an aggregate Available Amount (i) for all Letters of Credit issued by the Issuing Banks not to exceed at any time the lesser of (A) the aggregate of all Letter of Credit Commitments at such time and (B) the Letter of Credit Commitment of such Issuing Bank at such time and (ii) for each such Letter of Credit not to exceed an amount equal to the Unused Revolving Credit Commitments of the Banks at such time; provided that at no time shall all Letter of Credit Liabilities exceed the aggregate amount of the Letter of Credit Commitments. No Letter of Credit shall have an expiration date (including all rights of a Borrower or the beneficiary to require renewals) later then 10 Business Days prior to the Termination Date. Within the limits referred to above, a Borrower may request the issuance of Letters of Credit under this Section 2.1(b), repay any Letter of Credit Liability resulting from drawings thereunder pursuant to
Section 2.2(a) and request the issuance of additional Letters of Credit under this Section 2.1(b).

                  SECTION 2.2. Issuance of and Drawings and Reimbursement Under Letters of Credit.

                  (a) Notice of Issuance. A Borrower shall give the Agent and the Issuing Bank from which it is requesting a Letter of Credit at least three Business Days' (or such shorter period as agreed to by the Agent and such Issuing Bank) prior notice, in the form of Exhibit D-1 (a "Notice of Letter of Credit"), specifying the Business Day such Letter of Credit is to be issued and the account party or parties therefor and describing in reasonable detail the proposed terms of such Letter of Credit (including the beneficiary thereof) and the nature of the transactions or obligations proposed to be supported thereby.

                  (b) Participations in Letters of Credit. On each day during the period commencing with the issuance by any Issuing Bank of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Letter of Credit Commitment of each Issuing Bank shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the Available Amount of such Letter of Credit. Each Bank agrees that, upon the issuance of any Letter of Credit hereunder by any Issuing Bank, it shall automatically acquire a participation in such Issuing Bank's liability under such Letter of Credit in an amount equal to such Bank's LC Participation Percentage of such liability, and each Bank thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to such Issuing Bank to the extent provided in this Section 2.2(b).

                  (c) Reimbursement Obligations; Notice of Drawings. Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuing Bank that issued such Letter of Credit shall promptly notify the applicable Borrower (through the Agent) of the amount to be paid by such Issuing Bank as a result of such demand and the date on which payment is to be made by such Issuing Bank to such beneficiary in respect of such demand, which shall be (unless same day payment is required by the terms of such Letter of Credit pursuant to a request of such Borrower) at least one Business Day after the date on which the Agent shall deliver such notice to the applicable Borrower pursuant to this sentence. Notwithstanding the identity of the account party of any Letter of Credit, the Borrowers hereby unconditionally agree to pay and reimburse the Agent for the account of the Issuing Bank that issued a Letter of Credit for the amount of each demand for payment under such Letter of Credit that is in substantial compliance with the provisions of such Letter of Credit at or prior to the date on which payment is to be made by such Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind, together with interest thereon at a rate per annum equal to the Base Rate for the period from the date of such demand until the date of such reimbursement; provided that, to the extent that any Reimbursement Obligation has not been reimbursed by any Borrower to the applicable Issuing Bank hereunder, the Collateral Agent shall withdraw funds from the Collateral Account upon the request (such request to be delivered to the Collateral Agent by TWC on the same day of the receipt of notice from the Agent to the Borrowers pursuant to this Section 2.2(c)) of TWC (in accordance with the Security Agreement), in an amount of such outstanding Reimbursement Obligation and apply such funds for the satisfaction and reimbursement of such Issuing Bank. The Borrowers' obligations to reimburse each Issuing Bank as provided herein shall be absolute, unconditional and irrevocable under all circumstances whatsoever, including the following circumstances: (i) any lack of validity of this Agreement, the other Credit Documents or the other documents to be delivered under this Agreement; (ii) the existence of any claim, set-off, defense or other right that a Borrower may have at any time against the Agent, any Bank, any Issuing Bank or any other Person, whether in connection with the transactions contemplated by this Agreement or any unrelated transaction; (iii) any action or inaction taken or suffered by any Issuing Bank under a Letter of Credit if taken in good faith and in conformity with applicable law; (iv) the payment by any Issuing Bank under a Letter of Credit against presentation of a demand, statement or other document which in the sole discretion of such Issuing Bank substantially complies with the terms of such Letter of Credit, including any demand, statement or other document which is forged, fraudulent, invalid or inaccurate in any respect; (v) any exchange, release or non-perfection of any collateral for, or any release or amendment or waiver of or consent to departure from any guarantee of, all or any of the Obligations of the applicable Borrower in respect of any Letter of

Credit; and (vi) any determination of invalidity or unenforceability with respect to any Letter of Credit after payment by an Issuing Bank thereunder.

                  (d) Payments by Banks to Issuing Banks. To the extent that a Borrower fails to make any payment to an Issuing Bank that such Borrower is required to make pursuant to Section 2.2(c), each Bank (other than such Issuing Bank) shall pay to the Agent, for the account of such Issuing Bank in Dollars and in immediately available funds, the amount of such Bank's LC Participation Percentage of any payment under a Letter of Credit upon notice by such Issuing Bank (through the Agent) to such Bank requesting such payment and specifying such amount. Each such Bank's obligation to make such payment to the Agent for the account of such Issuing Bank under this Section 2.2(d), and such Issuing Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever other than the gross negligence or willful misconduct of such Issuing Bank in making payment under such Letter of Credit, including the failure of any other Bank to make its payment under this Section 2.2(d), the financial condition of a Borrower (or any account party in respect of such Letter of Credit), the existence of any Event of Default or the termination of the Letter of Credit Commitments. If any Bank shall default in its obligation to make any such payment to the Agent for the account of an Issuing Bank, for so long as such default shall continue the Agent may, at the request of such Issuing Bank withhold from any payments received by the Agent under this Agreement for the account of such Bank the amount so in default and, to the extent so withheld and pay the same to such Issuing Bank for application to such defaulted obligation.

                  (e) Participations in Reimbursement Obligations. Upon the making of each payment by a Bank to an Issuing Bank pursuant to Section 2.2(d) in respect of any Letter of Credit, such Bank shall, automatically and without any further action on the part of the Agent, any Issuing Bank or such Bank, acquire (i) a funded participation in an amount equal to such payment in the Reimbursement Obligation owing to such Issuing Bank by the applicable Borrower hereunder and under the Letter of Credit Documents relating to such Letter of Credit and (ii) a participation in a percentage equal to such Bank's LC Participation Percentage in any interest or other amounts payable by the Borrowers hereunder and under such Letter of Credit Documents in respect of such Reimbursement Obligation (other than the Fronting Fee contemplated by Section 2.11(b)(i)). Upon receipt by any Issuing Bank from or for the account of a Borrower of any payment in respect of any Reimbursement Obligation or any such interest or other amount (including by way of setoff or application of proceeds of any collateral security or the withdrawal and application of funds from the Collateral Account as required by Section 2.2(c)), such Issuing Bank shall promptly pay to the Agent, for the account of each Bank entitled thereto, such Bank's Participation Percentage of such payment, each such payment by such Issuing Bank to be made in the same currency and funds in which received by any Issuing Bank. In the event any payment received by such Issuing Bank and so paid to the Banks hereunder is rescinded or must otherwise be returned by any Issuing Bank, each Bank shall, upon the request of such Issuing Bank (through the Agent), repay to such Issuing Bank (through the Agent) the portion of such payment paid to such Bank.

                  (f) Information Provided by Issuing Banks to Banks. Promptly after the issuance of or amendment to any Letter of Credit, the Issuing Bank that issued such Letter of Credit will notify the Agent and the applicable Borrower in writing of such issuance or amendment and such notice shall be accompanied by a copy of such issued or amended Letter of

Credit. Upon receipt of such notice, the Agent shall notify each Bank of such issuance or amendment and, if requested by a Bank, the Agent shall provide such Bank with copies of such issued or amended Letter of Credit and any related Letter of Credit Documents thereto.

                  (g) Conditions Precedent to Issuance, Extension and Modification. The issuance by any Issuing Bank of a Letter of Credit, or any extension of any outstanding Letter of Credit, shall be subject to satisfaction of each of the conditions precedent set forth in Article III, and shall further be subject to the conditions precedent that (i) such Letter of Credit shall be in such form and contain such terms as shall be reasonably satisfactory to such Issuing Bank consistent with its then current practices and procedures of general applicability with respect to letters of credit of the same type and
(ii) the applicable Borrower shall have executed and delivered such agreements and other instruments relating to such Letter of Credit as such Issuing Bank shall have reasonably requested consistent with its then current practices and procedures of general applicability with respect to letters of credit of the same type; provided that in the event of any conflict between any such application, agreement or other instrument and the provisions of this Agreement, the provisions of this Agreement shall control. The issuance by any Issuing Bank of any amendment, modification or supplement to any Letter of Credit hereunder which increases the stated amount thereof or extends the termination date thereof shall be subject to the same conditions applicable under this Section
2.2 to the issuance of new Letters of Credit, and no such modification or supplement shall be issued hereunder unless the Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such modified or supplemented form.

                  (h) Interest Payable to Issuing Banks by Banks. To the extent that any Bank shall fail to pay any amount required to be paid pursuant to Sections 2.2(d) or (e) on the due date therefor, such Bank shall pay interest to the Issuing Bank owed such amount (through the Agent) on such amount from and including such due date to but excluding the date such payment is made at a rate per annum equal to the Federal Funds Rate.

                  (i) Indemnification of the Banks, Issuing Banks and Agent. The Borrowers hereby indemnify and hold harmless each Bank, each Issuing Bank and the Agent from and against any and all claims, damages, losses, liabilities, costs and expenses that such Bank, such Issuing Bank or the Agent may incur (or that may be claimed against such Bank, such Issuing Bank or the Agent by any Person whatsoever) by reason of or in connection with the execution and delivery or transfer of or payment or refusal to pay by each Issuing Bank under any Letter of Credit (EXPRESSLY INCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH BANK, SUCH ISSUING BANK OR THE AGENT, AS THE CASE MAY BE, BUT EXCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH BANK, SUCH ISSUING BANK AND THE AGENT). IT IS THE INTENT OF THE PARTIES HERETO THAT EACH BANK, EACH ISSUING BANK OR THE AGENT, AS THE CASE MAY BE, SHALL, TO THE EXTENT PROVIDED IN THIS SECTION 2.2(i), BE INDEMNIFIED FOR ITS OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE; provided that the Borrowers shall not be required to indemnify any Bank, any Issuing Bank or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (A) in the case of each Issuing Bank, the willful misconduct or gross negligence of such Issuing Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (B) in the case of any Bank, such Bank's failure to pay its Letter of Credit Liabilities pursuant to Sections 2.2(d), (e) and (h).

                  SECTION 2.3. Making the Revolving Credit Advances.

                  (a) Each Revolving Credit Borrowing shall be made on notice, given not later than 11:00 a.m. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances, or 10:00 a.m. (New York City Time) the Business Day of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, by the Borrower to the Agent, which shall give to each Bank prompt notice thereof by telecopier or telex. Each such notice of a Revolving Credit Borrowing (a "Notice of Revolving Credit Borrowing") shall be by telephone, confirmed immediately in writing, or telecopier or telex in substantially the form of Exhibit D-2 hereto, specifying therein the requested
(i) date of such Revolving Credit Borrowing, (ii) Type of Revolving Credit Advance, (iii) aggregate amount of such Revolving Credit Borrowing, and (iv) in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Revolving Credit Advance. Each Bank shall, before 12:00 p.m. (New York City time) on the date of such Revolving Credit Borrowing, make available for the account of its Applicable Lending Office to the Agent at the Agent's Account, in same day funds, such Bank's ratable portion of such Revolving Credit Borrowing. After the Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Agent will make such funds available to the Borrower at the Agent's address referred to in Section 8.2.

                  (b) Anything in Section 2.3(a) to the contrary notwithstanding, a Borrower may not select Eurodollar Rate Advances for any Revolving Credit Borrowing if the aggregate obligation of the Banks to make Eurodollar Rate Advances shall then be suspended pursuant to Sections 2.3(e),
2.14 or 2.16.

                  (c) No Borrower may select Eurodollar Rate Advances for any Revolving Credit Borrowing if the aggregate amount of such Revolving Credit Borrowings is less than $10,000,000.

                  (d) Each Notice of Revolving Credit Borrowing shall be irrevocable and binding on such Borrower. In the case of any Revolving Credit Borrowing that the related Notice of Revolving Credit Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrowers shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a result of any failure by the Borrowers to fulfill on or before the date specified in such Notice of Revolving Credit Borrowing for such Revolving Credit Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Revolving Credit Advance to be made by such Bank as part of such Revolving Credit Borrowing when such Revolving Credit Advance, as a result of such failure, is not made on such date.

                  (e) If the Agent is unable to determine the Eurodollar Rate for Eurodollar Rate Advances, the obligation of the Banks to make, or to Convert Revolving Credit Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Banks that the circumstances causing such suspension no longer exist, and, except as provided in Section 2.3(f), each Revolving Credit Advance comprising any requested Revolving Credit Borrowing shall be a Base Rate Advance.

                  (f) If a Borrower has requested a proposed Revolving Credit Borrowing consisting of Eurodollar Rate Advances and as a result of circumstances referred to in Section 2.3(e) or Section 2.14(b) such Revolving Credit Borrowing would not consist of Eurodollar Rate Advances, such Borrower may, by notice given not later than 3:00 p.m. (New York City time) at least one Business Day prior to the date such proposed Revolving Credit Borrowing would otherwise be made, cancel such Revolving Credit Borrowing, in which case such Revolving Credit Borrowing shall be cancelled and no Revolving Credit Advances shall be made as a result of such requested Revolving Credit Borrowing, but such Borrower shall indemnify the Banks in connection with such cancellation as contemplated by Section 2.3(d).

                  (g) Unless the Agent shall have received notice from a Bank prior to the date of any Revolving Credit Borrowing that such Bank will not make available to the Agent such Bank's ratable portion of such Revolving Credit Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such Revolving Credit Borrowing in accordance with
Section 2.3(a) and the Agent may, in reliance upon such assumption, make available to a Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to the Agent, such Bank and Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to Revolving Credit Advances comprising such Revolving Credit Borrowing and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Revolving Credit Advance as part of such Revolving Credit Borrowing for purposes of this Agreement and such Borrower shall be relieved of its obligations to repay such amount under this Section 2.3(g).

                  (h) The failure of any Bank to make the Revolving Credit Advance to be made by it as part of any Revolving Credit Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Revolving Credit Advance on the date of such Revolving Credit Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Revolving Credit Advance to be made by such other Bank on the date of any Revolving Credit Borrowing.

                  SECTION 2.4. Voluntary Reduction of the Commitments. Each Borrower shall have the right, upon at least three Business Days notice to the Agent, to terminate in whole or reduce ratably in part (i) the Unused Revolving Credit Commitments and (ii) the unused portions of the Letter of Credit Commitments; provided that each partial reduction shall be in the aggregate amount of at least $10,000,000 or an integral multiple of $1,000,000 in excess thereof and shall be made ratably among the Banks or Issuing Banks, as the case may be, in accordance with their respective Commitments hereunder; and provided further that the aggregate amount of the Letter of Credit Commitments shall not be reduced to an amount which is less than the aggregate amount of all Letter of Credit Liabilities.

                  SECTION 2.5. Prepayments.

                  (a)      Optional. Each Borrower may, upon notice to the Agent
(i) before 10:00 a.m. (New York City time) for Base Rate Advances on the date of prepayment and (ii) upon at least three Business Days' notice to the Agent for Eurodollar Rate Advances stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given by such Borrower shall, prepay the outstanding principal amount of the Revolving Credit Advances comprising part of the same Revolving Credit Borrowing in whole or ratably in part, together with accrued interest and fees to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant
Section 8.4(c) as a result of such prepayment; provided, however, that each prepayment pursuant to this Section 2.5(a) shall be in an aggregate principal amount not less than $5,000,000.

                  (b) Mandatory. Upon the date of receipt of written notice by the Borrowers from the Agent or the Majority Banks of the occurrence of any Mandatory Prepayment Event (such written notice to be delivered by the Agent or the Majority Banks to the Borrowers not later than ten Business Days from the date of an occurrence of any Mandatory Prepayment Event), all then outstanding Revolving Credit Advances, including any amounts required to be paid pursuant to
Section 8.4(c) as a result of such prepayment, shall be repaid by the Borrowers (which the Borrowers may elect to repay using amounts on deposit in the Collateral Account (in accordance with the Security Agreement) if and to the extent funds are available in such Collateral Account) by no later than 10 Business Days from the date of receipt of such written notice of such Mandatory Prepayment Event.

                  SECTION 2.6. Increased Costs.

                  (a) If any Bank or Issuing Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental or monetary authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Bank or Issuing Bank, as the case may be, or any corporation controlling such Bank or Issuing Bank, as the case may be, and that the amount of such capital is increased by or based upon the existence of such Bank's or such Issuing Bank's, as the case may be, commitment to lend hereunder, issue Letters of Credit or purchase participations in Letters of Credit and other commitments of this type, then, upon demand by such Bank or Issuing Bank, as the case may be (with a copy of such demand and related certificate (which certificate shall specify in reasonable detail the nature of such change in capital requirements, the proposed (or actual) compliance change to be adopted by the applicable Bank or Issuing Bank and the calculations upon which any compensation is claimed hereunder) to the Agent), the Borrowers shall immediately pay to the Agent within five Business Days of receipt of such demand for the account of such Bank or Issuing Bank, as the case may be, from time to time as specified by such Bank or Issuing Bank, as the case may be, additional amounts sufficient to compensate such Bank or Issuing Bank, as the case may be, or such corporation in the light of such circumstances, to the extent that such Bank or Issuing Bank, as the case may be, reasonably determines such increase in capital to be allocable to the existence of such Bank's or such Issuing Bank's, as the case may be, commitment to lend, issue Letters of Credit or purchase participations in Letters of Credit hereunder. A certificate as to the amount of such additional amounts, submitted to the Borrowers and the Agent by such Bank or Issuing Bank, as the case may be, shall be prima facie evidence of the amount of such additional amounts. No Bank or Issuing Bank shall have any right to recover any additional amounts under this Section 2.6(a) for any period more than 90 days prior to the date such Bank or Issuing Bank, as the case may be, notifies the Borrowers of any such compliance.

                  (b) In the event that any Bank (i) makes a demand for payment under Section 2.2, 2.8, 2.17 or this Section 2.6, or (ii) does not agree to provide its consent or agree to any amendment or waiver pursuant to Section
8.1 where such consent or agreement to provide an amendment or waiver is required of all the Banks hereto, TWC may within ninety (90) days of such demand or non-consent, if no Default or Event of Default then exists, replace such Bank with another commercial bank in accordance with all of the provisions of the second and third sentences of Section 8.5(a), and clauses (b) and (d) of Section
8.5 (including execution of an appropriate Transfer Agreement); provided that
(w) all obligations of such Bank to lend hereunder or purchase participations in Letters of Credit shall be terminated and the Letter of Credit Interests held by such Bank and Notes payable to such Bank and all other obligations owed to such Bank hereunder shall be purchased in full without recourse at par plus accrued interest and fees at or prior to such replacement, (x) such replacement bank shall be an Eligible Assignee, (y) such replacement bank shall, from and after such replacement, be deemed for all purposes to be a "Bank" hereunder with a Revolving Credit Commitment and Letter of Credit Liabilities in the amount of the Revolving Credit Commitment and Letter of Credit Liabilities of such Bank to such Borrower immediately prior to such replacement (plus, if such replacement bank is already a Bank prior to such replacement the respective Revolving Credit Commitment and Letter of Credit Liabilities of such Bank to such Borrower prior to such replacement), as such amount may be changed from time to time pursuant hereto, and shall have all of the rights, duties and obligations hereunder of the Bank being replaced, including obligations under Section 2.1(b), and (z) such other actions shall be taken by the Borrowers, such Bank and such replacement bank as may be appropriate to effect the replacement of such Bank with such replacement bank on terms such that such replacement bank has all of the rights, duties and obligations hereunder as such Bank (including specification of the information contemplated by Schedule I as to such replacement bank).

                  (c) Before making any demand under this Section 2.6, each Bank agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.

                  SECTION 2.7. Payments and Computations.

                  (a) Each Borrower shall make each payment hereunder to be made by it not later than 11:00 a.m. (New York City time) on the day when due in Dollars to the Agent at its New York address referred to in Section 8.2, in each case in same day funds, without deduction, counterclaim or offset of any kind. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or any fees to the Banks for the account of their respective Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Lending Office, in each case to be applied in accordance with the terms of this Agreement. The Agent will promptly pay to the Collateral Agent like funds relating to the payment of any amount payable to the Collateral Agent. In no event shall any Bank be entitled to share any fee paid to the Agent pursuant to Section 2.11(a), any other fee paid to the Agent, as such, or any Fronting Fee paid to an Issuing Bank pursuant to Section 2.11(b)(i).

                  (b) (i) All computations of interest based on clause (a) of the definition herein of "Base Rate" and all computations of all Commitment Fees, Letter of Credit Fees, Fronting Fees and all other fees shall be made by the Agent on the basis of a year of 365 or 366 days, as the case may be, and
(ii) all computations of interest based on the Eurodollar Rate, the Federal Funds Rate and interest pursuant to Section 2.17 shall be made by the Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, letter of credit fees or other fees are payable. Each determination by the Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, commitment fee, letter of credit fee or any other fee hereunder, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Revolving Credit Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (d) Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due by such Borrower to any Bank hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank hereunder. If and to the extent such Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

                  SECTION 2.8. Taxes.

                  (a) Any and all payments by any Borrower hereunder shall be made, in accordance with Section 2.7, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings with respect thereto, and all liabilities with respect thereto, excluding in the case of each Bank and the Agent, (i) taxes imposed on its net income or net profits, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or any political subdivision thereof and (ii) taxes imposed as a result of a present or former connection between such Bank or the Agent, as the case may be, and the jurisdiction imposing such tax or any political subdivision thereof and, in the case of each Bank, taxes imposed on its net income or net profits, and franchise taxes imposed on it, by the jurisdiction of such Bank's Lending Office or any political subdivision thereof, other than any such connection arising solely from the Bank or Agent having executed or delivered, or performed its obligations or received a payment under, or taken any other action related to this Agreement (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Bank or the Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions for Taxes (including deductions for Taxes applicable to additional sums payable under this Section 2.8) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions for Taxes been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by such Borrower hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

                  (c) Each Borrower will indemnify each Bank, each Issuing Bank and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.8) owed and paid by such Bank, such Issuing Bank or the Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Bank, such Issuing Bank or the Agent, as the case may be, makes written demand therefor; provided that such Borrower shall have no liability pursuant to this clause (c) of this Section 2.8 to indemnify a Bank, an Issuing Bank or the Agent for Taxes or Other Taxes which were paid by such Bank, such Issuing Bank or the Agent, as the case may be, more than ninety days prior to such written demand for indemnification.

                  (d) In the event that a Bank, an Issuing Bank or the Agent receives a written communication from any governmental authority with respect to an assessment or proposed assessment of any Taxes, such Bank, such Issuing Bank or Agent, as the case may be, shall promptly notify TWC in writing and provide TWC with a copy of such communication. The Agent's, an Issuing Bank's or a Bank's failure to provide a copy of such communication to TWC shall not relieve TWC of any of its obligations hereunder.

                  (e) Promptly following payment of Taxes by or at the direction of any Borrower, such Borrower will furnish to the Agent, at its address referred to in Section 8.2, the original or a certified copy of a receipt evidencing payment thereof (or, if no such receipt is reasonably available, other evidence of payment reasonably acceptable to the Agent). Should any Bank, any Issuing Bank or the Agent ever receive any refund, credit or deduction from any taxing authority to which such Bank, such Issuing Bank or the Agent, as the case may be, would not be entitled but for the payment by such Borrower of Taxes as required by this Section 2.8 (it being understood that the decision as to whether or not to claim, and if claimed, as to the amount of any such refund, credit or deduction shall be made by such Bank, such Issuing Bank or the Agent, as the case may be, in its reasonable judgment), such Bank, such Issuing Bank or the Agent, as the case may be, thereupon shall repay to such Borrower an amount with respect to such refund, credit or deduction equal to any net reduction in taxes actually obtained by such Bank, such Issuing Bank or the Agent, as the case may be, and determined by such Bank, such Issuing Bank or the Agent, as the case may be, to be attributable to such refund, credit or deduction.

                  (f) Each Bank organized under the laws of a jurisdiction outside the United States shall on or prior to the date of its execution and delivery of this Agreement in the case of each Bank which is a party to this Agreement on the date this Agreement becomes effective and on the date the Transfer Agreement pursuant to which it becomes a Bank is first effective in the case of each other Bank, and from time to time thereafter as necessary or appropriate (but only so long thereafter as such Bank remains lawfully able to do so), provide each of the Agent and each Borrower with two original Internal Revenue Service Forms W-8BEN or W-8ECI (or, in the case of a Bank that has provided a certificate to the Agent that it is not (i) a "bank" as defined in
Section 881(c)(3)(A) of the Code, (ii) a ten-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of such Borrower or (iii) a controlled foreign corporation related to such Borrower (within the meaning of Section 864(d)(4) of the Code), Internal Revenue Service Form W-8BEN), or any successor or other form prescribed by the Internal Revenue Service, certifying that such Bank is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or any other Credit Document or, in the case of a Bank that has certified that it is not a "bank" as described above, certifying that such Bank is a foreign corporation. If the forms provided by a Bank at the time such Bank first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Bank provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms.

                  (g) For any period with respect to which a Bank has failed to provide any Borrower with the appropriate form, certificate or other document described in subsection (f) of this Section 2.8 (other than if such failure is due to a change in the applicable law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided) such Bank shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.8 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Bank become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Borrowers shall take such steps as such Bank shall reasonably request (at such Bank's expense) to assist such Bank in recovering such Taxes.

                  (h) Any Bank claiming any additional amounts payable pursuant to this Section 2.8 agrees to use reasonable efforts to change the jurisdiction of its Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Bank, be otherwise materially disadvantageous to such Bank.

                  (i) If a Borrower determines in good faith that a reasonable basis exists for contesting a Tax, the relevant Bank, or the Agent, as applicable, shall provide reasonable cooperation to such Borrower in challenging such Tax at such Borrower's expense and if requested by such Borrower in writing; provided, however, that no Bank shall be required to take any action hereunder which, in the reasonable discretion of such Bank, would cause such Bank or its applicable lending office to suffer a legal, regulatory or material economic disadvantage.

                  (j) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.8 shall survive the payment in full of principal and interest hereunder and the Termination Date.

                  (k) Notwithstanding any provision of this Agreement or the Notes to the contrary, this Section 2.8 shall be the sole provision governing indemnities and claims for taxes under this Agreement.

                  SECTION 2.9. Sharing of Payments, Etc. If any Bank shall obtain any payment (whether voluntary or involuntary, or through the exercise of any right of set-off or otherwise) on account of the Revolving Credit Advances made by it or its Letter of Credit Interest (other than pursuant to Section 2.6, 2.8, 2.17, 8.4(b) or 8.4(c)) in excess of its ratable share of payments on account of all Revolving Credit Advances and Letter of Credit Interests obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the Revolving Credit Advances and Letter of Credit Interests of such other Banks as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such Bank's ratable share (according to the proportion of (i) the amount of the participation purchased from such Bank as a result of such excess payment to (ii) the total amount of such excess payment) of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 2.9 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of such Borrower in the amount of such participation; provided, that in no event shall the Borrowers be liable for duplicative payments under this Section 2.9 in respect to any Obligation or other liability under the Credit Documents.

                  SECTION 2.10. Evidence of Debt. Each Bank and Issuing Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Bank or Issuing Bank resulting from each Revolving Credit Advance or Letter of Credit Interest owing to such Bank or Issuing Bank, as the case may be, from time to time, including the amounts of principal and interest payable and paid to such Bank or Issuing Bank from time to time hereunder. Each Borrower agrees that upon notice by any Bank to such Borrower (with a copy of such notice to the Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Bank to evidence (whether for purposes of pledge, enforcement or otherwise) such Revolving Credit Advance owing to, or to be made by, such Bank, such Borrower shall promptly execute and deliver to such Bank, with a copy to the Agent, a Note in substantially the form of Exhibit F hereto payable to the order of such Bank. All references to Notes in the Credit Documents shall mean Notes, if any, to the extent issued hereunder.

                  (a)      The Register maintained by the Agent pursuant to
Section 8.5(c) shall set forth (i) the date and amount of each Letter of Credit and Revolving Credit Borrowing made hereunder, the Type of Revolving Credit Advances comprising such Revolving Credit Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Transfer Agreement delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Bank hereunder, and (iv) the amount of any sum received by the Agent from any Borrower hereunder and each Bank's share thereof.

                  (b) Entries made in good faith by the Agent in the Register pursuant to subsection (b) above, and by each Bank or Issuing Bank in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from any Borrower to, in the case of the Register, the Agent and, in the case of such account or accounts, such Bank, Issuing Bank or the Agent, under this Agreement, absent manifest error; provided, however, that the failure of the Agent or such Bank or Issuing Bank to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrowers under this Agreement.

                  SECTION 2.11. Fees.

                  (a) Agent's and Collateral Agent's Fees. TWC agrees to pay to the Agent and the Collateral Agent, for their respective sole account, such fees as may be separately agreed to in writing by TWC and the Agent and the Collateral Agent.

                  (b)      Letter of Credit Fees.

                  (i) Fronting Fee. The Borrowers agree to pay to the Agent for the account of each Issuing Bank a fronting fee (a "Fronting Fee") based on the Available Amount of each Letter of Credit (for the stated duration thereof, and giving effect to any step up provision or other mechanism for increase that (x) occurs automatically and is not subject to the occurrence or satisfaction or any condition or contingency or
         (y) that is unilaterally exercisable by such Borrower) issued by such Issuing Banks in an amount equal to 0.125% per annum. All Fronting Fees payable pursuant to this Section 2.11(b)(i) shall be payable in arrears on the last Business Day of each Fiscal Quarter and on the Termination Date. In addition, the Borrowers shall pay directly to each Issuing Bank for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank relating to Letters of Credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

                  (ii) Participating Banks. The Borrowers agree to pay to the Agent for the account of each Bank a letter of credit fee (a "Letter of Credit Fee") based on such Bank's LC Participation Percentage of the average daily aggregate Available Amount of all Letters of Credit outstanding from time to time at a rate of 0.75% per annum (for the stated duration thereof, and giving effect to any step up provision or other mechanism for increase that (x) occurs automatically and is not subject to the occurrence or satisfaction or any condition or contingency or (y) is unilaterally exercisable by the Borrowers). All amounts payable pursuant to this Section 2.11(b)(ii) shall be paid in arrears on the last Business Day of each Fiscal Quarter and on the Termination Date.

                  (c) Commitment Fees. The Borrowers agree to pay to the Agent for the account of each Bank a commitment fee (a "Commitment Fee"), in an amount equal to 0.10% per annum on such Bank's Unused Revolving Credit Commitment. All amounts payable pursuant to this Section 2.11(c) shall be paid in arrears on the last Business Day of each Fiscal Quarter and on the Termination Date.

                  SECTION 2.12. Repayment of Revolving Credit Advances. Each Borrower shall repay to the Agent for the ratable account of the Banks on the Termination Date, or such earlier date as the Notes may become due and payable pursuant to Article VI, the aggregate principal amount of the Revolving Credit Advances then outstanding.

                  SECTION 2.13. Interest.

                  (a) Scheduled Interest. Each Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Advance owing to each Bank from the date of such Revolving Credit Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Advances. During such periods as such Revolving Credit Advance is a Base Rate Advance, a rate per annum equal at all times the Base Rate in effect from time to time, payable in arrears quarterly on the last Business Day of each Fiscal Quarter during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                  (ii) Eurodollar Rate Advances. During such periods as such Revolving Credit Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Revolving Credit Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Revolving Credit Advance plus (y) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

                  (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 6.1(a), the Borrowers shall pay interest on (i) the unpaid principal amount of each (x) Revolving Credit Advance owing to each Bank, payable in arrears in the amounts and on the dates referred to in Section 2.13(a) or (y) Reimbursement Obligation owing to each Bank, payable in arrears in the amounts and from the date referred to in Section 2.2(c), plus 2% per annum above the rate per annum required to be paid on such Revolving Credit Advance pursuant to Section 2.13(a) or such rate per annum required to be paid on such Reimbursement Obligation pursuant to Section 2.2(c) and (ii) to the fullest extent permitted by law, the amount of any interest, Fronting Fee, Commitment Fee, Letter of Credit Fee or any other fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on Base Rate Advances pursuant to Section 2.13(a)(i).

                  SECTION 2.14. Interest Rate Determination.

                  (a) The Agent shall give prompt notice to the Borrowers and the Banks of the applicable interest rate determined by the Agent for purposes of Section 2.13(a)(i) or 2.13(a)(ii).

                  (b) If, with respect to any Eurodollar Rate Revolving Credit Advances, the Majority Banks notify the Agent that the Eurodollar Rate for any Interest Period for such Revolving Credit Advances will not adequately reflect the cost to such Majority Banks of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Agent shall forthwith so notify the Borrowers and the Banks, whereupon (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (ii) the obligation of the Banks to make, or to Convert Revolving Credit Advances into, Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Banks that the circumstances causing such suspension no longer exist.

                  (c) If a Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Agent will forthwith so notify such Borrower and the Banks and such Revolving Credit Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

                  (d) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Revolving Credit Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, such Revolving Credit Advances shall automatically Convert into Base Rate Advances and the applicable Borrower shall pay any amounts required to be paid pursuant Section 8.4(c) as a result of such Conversion.

                  (e) Upon the occurrence and during the continuance of any Event of Default under Section 6.1(a), (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Banks to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

                  SECTION 2.15. Optional Conversion of Revolving Credit Advances. Any Borrower may on any Business Day, upon notice given to the Agent not later than 11:00 a.m.

(New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.14 and 2.16, Convert all Revolving Credit Advances of one Type comprising the same Revolving Credit Borrowing into Revolving Credit Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances and any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than $10,000,000. Each such notice of a Conversion shall, within the restrictions specified above, specify (a) the date of such Conversion, (b) the Revolving Credit Advances to be Converted and (c) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for each such Advance. Each notice of Conversion shall be irrevocable and binding on such Borrower.

                  SECTION 2.16. Illegality. Notwithstanding any other provision of this Agreement, if any Bank shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority having relevant jurisdiction asserts that it is unlawful, for any Bank or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (a) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (b) the obligation of the Banks to make Eurodollar Rate Advances or to Convert Revolving Credit Advances into Eurodollar Rate Advances shall be suspended until the Agent shall notify the Borrowers and the Banks that the circumstances causing such suspension no longer exist.

                  SECTION 2.17. Additional Interest on Eurodollar Rate Advances. Each Borrower shall pay to each Bank, so long as such Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Bank to such Borrower, from the date of such Revolving Credit Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (a) the Eurodollar Rate for the Interest Period for such Revolving Credit Advance from (b) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Bank for such Interest Period, payable on each date on which interest is payable on such Revolving Credit Advance. Such additional interest shall be determined by such Bank and notified to such Borrower through the Agent. A certificate as to the amount of such additional interest submitted to such Borrower and the Agent by such Bank shall be conclusive and binding for all purposes, absent manifest error. No Bank shall have the right to recover any additional interest pursuant to this Section 2.17 for any period more than 90 days prior to the date such Bank notifies the Borrowers that additional interest may be charged pursuant to this Section 2.17.

                  SECTION 2.18. Existing Letters of Credit. Effective as of the Effective Date, all "Letters of Credit" issued and outstanding under the LC Agreement for the account of TWC shall be deemed to be Letters of Credit hereunder.

                                   ARTICLE III

                                   CONDITIONS

                  SECTION 3.1. Conditions Precedent to Effectiveness of Agreement. Article II hereof shall become effective on and as of the first date (the "Effective Date") on which the Agent shall have received counterparts of this Agreement duly executed by the Borrowers and all of the Banks and the following additional conditions precedent have been satisfied or the following additional documents have been received (except as provided otherwise in Section 3.1(i) below, all in form and substance satisfactory to the Agent):

                  (a) Except as otherwise disclosed publicly (including disclosure in Public Filings prior to the date hereof) or to the Co-Lead Arrangers and the Banks prior to the date hereof, there shall not have occurred a material adverse change in the business, financial condition, operations or properties of the Borrowers and their Subsidiaries, taken as a whole, since December 31, 2002.

                  (b) The Agent shall have received (in addition to a fully executed counterpart of this Agreement) the Notes, to the extent requested by a Bank and an executed copy of each other Credit Document.

                  (c) The Agent shall have received certified copies of the resolutions of the Board of Directors, or the Executive Committee thereof, of each Borrower authorizing the execution of this Agreement, the Notes and each Notice of Letter of Credit and Notice of Revolving Credit Borrowing, and any other Credit Documents to which such Borrower is a party, and all other documents, in each case evidencing any necessary company action and governmental and other third party approvals and consents, if any, with respect to each such Credit Document and the transactions thereunder and hereunder.

                  (d) The Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Borrower certifying the names and true signatures of the officers of such Borrower authorized to sign each Credit Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

                  (e) The Agent shall have received a copy of a certificate of the Secretary of State of the jurisdiction of incorporation of each Borrower, dated reasonably near the Effective Date, certifying (i) as to a true and correct copy of the charter of such Borrower, and each amendment thereto on file in such Secretary's office and (ii) that (x) such amendments are the only amendments to such Borrower's charter or other organizational documents on file in such Secretary's office, (y) such Borrower has paid all franchise taxes to the date of such certificate and (z) such Borrower is duly incorporated and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation.

                  (f) The Agent shall have received opinions of each of (i) James J. Bender, Esq., General Counsel of TWC, substantially in the forms of Exhibit A hereto and (ii) White & Case LLP, New York counsel to the Borrowers, substantially in the form of

         Exhibit B, and, in each case, as to such other matters as any Bank through the Agent may reasonably request.

                  (g) The Agent shall have received a certificate of each Borrower, signed on behalf of such Borrower by an Authorized Officer thereof, dated as of the Effective Date (the statements made in which certificate shall be true on and as of the Effective Date), certifying as to (i) the absence of any amendments to the charter of such Borrower since the date of the Secretary of State's certificate referred to in clause (e) above, (ii) a true and correct copy of the bylaws of such Borrower as in effect on the date on which the resolutions referred to in clause (c) were adopted and on the Effective Date, (iii) the due incorporation and good standing or valid existence of such Borrower as a corporation organized under the laws of the jurisdiction of its incorporation or organization, (iv) the truth, in all material respects, of the representations and warranties contained in this Agreement and the Credit Documents as though made on and as of the Effective Date other than any such representations or warranties that, by their terms, refer to a specific date other than the Effective Date, in which case as of such specific date and (v) the absence of any event occurring and continuing, or resulting from the consummation of the transactions hereunder or pursuant to the Credit Documents, that constitutes an Event of Default (other than any Event of Default which may arise as a result of a draw or probability of a draw under a Letter of Credit).

                  (h) TWC shall have paid in full all accrued fees and expenses of the Agent, the Co-Lead Arrangers and the Banks (including the accrued reasonable fees and expenses of counsel to the Agent and the Co-Lead Arrangers for which an invoice has been received by the Borrowers).

                  (i) Evidence that the Existing Credit Documentation shall have been terminated including (unless TWC otherwise agrees) release of substantially all liens thereunder and TWC shall have paid or agreed to pay all fees and expenses reasonably incurred pursuant therewith.

                  SECTION 3.2. Conditions Precedent to a Revolving Credit Advance and an Issuance of a Letter of Credit. The obligation of each Bank to make a Revolving Credit Advance on the occasion of any Revolving Credit Borrowing and each Issuing Bank to issue or renew a Letter of Credit shall be subject to the further conditions precedent that (i) the Agent shall have received a Notice of Revolving Credit Borrowing in the form of Exhibit D-2 hereto or a Notice of Letter of Credit in the form of Exhibit D-1 hereto, as the case may be, (ii) in the case of each Revolving Credit Advance and issuance or renewal of a Financial Letter of Credit only, the Agent shall have received a certificate of an Authorized Officer of TWC certifying that the delivery and deposit of Collateral to the Collateral Account in connection with such Revolving Credit Borrowing or issuance or renewal of a Financial Letter of Credit does not give rise to default or an event of default pursuant to the terms and conditions of any material indenture, agreement or other instrument of the Borrowers which restricts the amount of Collateral which the Borrowers are permitted to provide hereunder in such detail as the Agent may reasonably require and (iii) on the date of such Revolving Credit Borrowing or issuance of such Letter of Credit, the following statements shall be true (and each of the giving of the applicable Notice of Borrowing or Notice of Letter of Credit and the acceptance by such Borrower of the proceeds of such Revolving Credit Borrowing or issuance of such Letter of Credit shall constitute a representation and warranty by such Borrower that on the date of such Revolving Credit Borrowing or such Letter of Credit is issued such statements are true):

                  (a)      there has been no Change of Control Event;

                  (b) each of the representations and warranties contained in Section 4.1(a) through (d), (h) and (l) are correct in all material respects on and as of the date of such Revolving Credit Borrowing or issuance or renewal of such Letter of Credit, before and after giving effect to such Revolving Credit Borrowing or issuance or renewal of such Letter of Credit, as though made on and as of such date (unless such representation and warranty speaks solely as of a particular date or a particular period, in which case, as of such date or for such period);

                  (c) solely in connection with any Revolving Credit Borrowing or issuance or renewal of a Financial Letter of Credit, there has been no, nor will there be, any Cross-Acceleration Event or Judgment Event before or after giving effect to such Revolving Credit Borrowing or issuance or renewal of such Financial Letter of Credit;

                  (d) no event has occurred and is continuing, or would result from such Revolving Credit Borrowing or issuance or renewal of such Letter of Credit, which constitutes a Default or Event of Default;

                  (e) after giving effect to such Revolving Credit Borrowing or issuance of such Letter of Credit and Letters of Credit which have been requested by such Borrower on or prior to such date but which have not been made or issued prior to such date, the sum of the aggregate amount of all Revolving Credit Advances and Letter of Credit Liabilities will not exceed the aggregate of the Commitments of the Banks; and

                  (f) the aggregate mark-to-market value of all Collateral in the Collateral Account for which the Collateral Agent has a first-priority perfected security interest shall be equal to or greater than the Collateral Coverage Requirement before and after giving effect to such Revolving Credit Borrowing or issuance or renewal of such Letter of Credit.

provided that, notwithstanding anything in this Section 3.2 to the contrary, with respect to any Letters of Credit which shall automatically renew by their own terms unless a notice of non-renewal is given by the applicable Issuing Bank, such Issuing Bank may give such notice of non-renewal (after notice to such Borrower and in no event earlier than the date 10 days prior to the latest date on which it is entitled to do so) if applicable conditions precedent pursuant to this Section 3.2 are not satisfied at the date of issuance of the notice of non-renewal.

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

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.1. Representations and Warranties of the Borrowers. The Borrowers represent and warrant as follows:

                  (a) Each Borrower is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, certificates, consents and approvals required to carry on its business as now conducted in all material respects.

                  (b) After giving effect to this Agreement and assuming the consummation of the transactions contemplated hereby, the execution, delivery and performance by each of the Borrowers of the Credit Documents to which it is a party and the consummation of the transactions contemplated thereby are within such Borrower's corporate power, have been duly authorized by all necessary corporate action, and do not contravene (i) such Borrower's charter or by-laws, or (ii) law or any restriction under any material agreement binding on or affecting any Borrower (other than any default which may arise as a result of a draw or the probability of a draw under a Letter of Credit).

                  (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the due execution, delivery and performance by any Borrower of any Credit Document to which any of them is a party, or the consummation of the transactions contemplated thereby.

                  (d) Each Credit Document to which any Borrower is a party has been duly executed and delivered by such Person and is the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and by general principles of equity.

                  (e) The Consolidated balance sheets of TWC and its Subsidiaries as at December 31, 2002, and the related Consolidated statements of income and cash flows of TWC and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, and the Consolidated balance sheet of TWC and its Subsidiaries as at March 31, 2003, and the related Consolidated statements of income and cash flows of TWC and its Subsidiaries for the three months then ended, duly certified by an authorized financial officer of TWC, copies of which have been furnished to each Bank, fairly present in all material respects (in the case of such balance sheets as at March 31, 2003, and such statements of income and cash flows for the three months then ended, subject to normal recurring and other adjustments) the Consolidated financial condition of TWC and its Subsidiaries as at such dates and the Consolidated results of operations of TWC and its Subsidiaries for the year and three-month period, respectively, ended on such dates, all in accordance with generally accepted accounting principles consistently applied. Except as has been disclosed to each Bank prior to the date of this Agreement, from December 31, 2002 to the date of this Agreement, there has been no material adverse change in the Consolidated financial condition or Consolidated results of operations of TWC and its Consolidated Subsidiaries.

                  (i) The Consolidated balance sheet of NWP and its Subsidiaries as at December 31, 2002, and the related Consolidated statement of income and cash flows of NWP and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, and the Consolidated balance sheet of NWP and its Subsidiaries as at March 31, 2003, and the related Consolidated statement of income and cash flows of NWP and its Subsidiaries for the three months then ended, duly certified by an authorized financial officer of NWP, copies of which have been furnished to each Bank, fairly present in all material respects, subject, in the case of such balance sheet as at March 31, 2003, and such statements of income and cash flows for the three months then ended, to normal recurring and other adjustments, the Consolidated financial condition of NWP and its Subsidiaries as at such dates and the Consolidated results of operations of NWP and its Subsidiaries for the year and three-month period, respectively, ended on such dates, all in accordance with generally accepted accounting principles consistently applied.

                  (ii) The Consolidated balance sheet of TGPL and its Subsidiaries as at December 31, 2002, and the related Consolidated statement of income and cash flows of TGPL and its Subsidiaries for the fiscal year then ended, copies of which have been furnished to each Bank, and the Consolidated balance sheet of TGPL and its Subsidiaries as at March 31, 2003, and the related Consolidated statement of income and cash flows of TGPL and its Subsidiaries for the three months then ended, duly certified by an authorized financial officer of TGPL, copies of which have been furnished to each Bank, fairly present in all material respects, subject, in the case of such balance sheet as at March 31, 2003, and such statements of income and cash flows for the three months then ended, to year-end audit adjustments, the Consolidated financial condition of TGPL and its Subsidiaries as at such dates and the Consolidated results of operations of TGPL and its Subsidiaries for the year and three-month period, respectively, ended on such dates, all in accordance with generally accepted accounting principles consistently applied.

                  (f) Except as set forth in the Public Filings, there is no pending or, to the knowledge of each Borrower, threatened action or proceeding affecting any Borrower or any of their Subsidiaries or against any of its or their respective properties or revenues before any Governmental Authority or arbitrator (other than such threatened actions or proceedings which are being contested in good faith and by appropriate proceedings and with respect to which liabilities in conformity with generally accepted accounting principles, if required by such principles, have been established by the applicable Borrower or such Subsidiary, as the case may be) which could reasonably be expected to materially and adversely affect the value of the Collateral or on the ability of the Banks to exercise their rights and remedies in respect of the Collateral.

                  (g) No Letter of Credit or Revolving Credit Advance has been or will be used for any purpose or in any manner contrary to the provisions of Section 5.2(b).

                  (h) No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Federal Reserve Board), and no proceeds of any issuance of a Letter of Credit or Revolving Credit Advance will be used to purchase or carry any such margin stock (other than purchases of common stock expressly permitted by Section 5.2(b)) or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

                  (i) No Borrower is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (j) No Termination Event has occurred or is reasonably expected to occur with respect to any Plan that could reasonably be expected to have a material adverse effect on the value of the Collateral, the perfection or priority of the liens of the Collateral Agent (for the benefit of the Secured Parties) on any material portion of such Collateral, or the ability of the Banks to exercise their rights and remedies in respect of the Collateral. No Borrower has nor has any ERISA Affiliate of any Borrower received any notification that any Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no Borrower is aware of any reason to expect that any Multiemployer Plan is to be in reorganization or to be terminated within the meaning of Title IV of ERISA that would have any material adverse effect on the value of the Collateral or the ability of the Banks to exercise their rights and remedies in respect of the Collateral.

                  (k) No Borrower is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (l) After taking all actions required to be made by TWC which are necessary to perfect the security interest in the Collateral created under the Security Agreement, the Security Agreement will create in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in the Security Agreement) a valid, and together with any applicable actions, perfected first priority security interest in the Collateral, securing payment of the Secured Obligations (as defined in the Security Agreement). TWC is the legal and beneficial owner of the Collateral free and clear of any lien other than those in favor of the Collateral Agent for the benefit of the Secured Parties.

                                   ARTICLE V

                           COVENANTS OF THE BORROWERS

                  SECTION 5.1. Affirmative Covenants. So long as any Revolving Credit Advance shall remain unpaid, any Letter of Credit or Reimbursement Obligation shall remain outstanding, any Letter of Credit Liability shall exist, any Issuing Bank shall have any Letter of Credit Commitment or any Bank shall have any Commitment hereunder, each Borrower will, unless the Majority Banks shall otherwise consent in writing:

                  (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders (other than such non-compliance matters which are being contested in good faith and by proper proceedings and with respect to which reserves in conformity with generally accepted accounting principles, if required by such principles, have been established by the applicable Borrower books of such Borrower) and where such failure to comply could not reasonably be expected to have a material adverse effect on the value of the Collateral, the perfection or priority of the liens of the Collateral Agent (for the benefit of the Secured Parties) on any material portion of such Collateral, or on the ability of the Banks to exercise their rights and remedies in respect of the Collateral.

                  (b)      Reporting Requirements. Furnish to each of the Banks:

                           (i) as soon as possible and in any event within five Business Days after the occurrence of each Default, Event of Default or Mandatory Prepayment Event, continuing on the date of such statement, a statement of an Authorized Financial Officer of such Borrower setting forth the details of such Default or Event of Default and the actions, if any, which such Borrower has taken and proposes to take with respect thereto;

                           (ii) as soon as available and in any event not later than 60 days after the end of each of the first three quarters of each Fiscal Year of such Borrower, (1) the unaudited Consolidated balance sheet of such Borrower and its Consolidated Subsidiaries as of the end of such quarter and the unaudited Consolidated statements of income and cash flows of such Borrower and its Consolidated Subsidiaries for the period commencing at the end of the previous year and ending with the end of such quarter, all in reasonable detail and duly certified (subject to normal recurring and other adjustments and the lack of footnotes) by an Authorized Financial Officer of such Borrower as having been prepared in accordance with generally accepted accounting principles; provided that, if any financial statement referred to in this clause (ii) of Section 5.1(b) is readily available on-line through EDGAR as of the date on which such financial statement is required to be delivered hereunder, such Borrower shall not be obligated to furnish copies of such financial statement; and (2) a certificate of an Authorized Financial Officer of such Borrower stating that he or she has no knowledge that a Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action, if any, which such Borrower proposes to take with respect thereto;

                           (iii) as soon as available and in any event not later than (1) 105 days after the end of each Fiscal Year of such Borrower, a copy of the annual audited report for such year for such Borrower and its Consolidated Subsidiaries, including therein the Consolidated balance sheet of such Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and Consolidated statements of income and cash flows of such Borrower and its Consolidated Subsidiaries for such fiscal year, in each case prepared in accordance with generally accepted accounting principles and reported on by Ernst & Young, LLP or other independent certified public accountants of recognized standing acceptable to the Majority Banks; provided that if any financial statement referred to in this clause (iii) of Section 5.1(b) is readily available on-line through EDGAR as of the date on which such financial statement is required to be delivered hereunder, the Borrowers shall not be obligated to furnish copies of such financial statement; and (2) 120 days after the end of each Fiscal Year of such Borrower, a certificate of an Authorized Financial Officer of such Borrower stating that he or she has no knowledge that a Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action, if any, which such Borrower proposes to take with respect thereto.

                           (iv) promptly after the sending or filing thereof, copies of all proxy material, reports and other information which any Borrower sends to any of its security holders, and copies of all final reports and final registration statements which any Borrower files with the Securities and Exchange Commission or any national securities exchange; provided that if such proxy materials and reports, registration statements and other information are readily available on-line through EDGAR, such Borrower shall not be obligated to furnish copies thereof.

                  (c) Preservation of Corporate Existence, Etc. Preserve and maintain its existence, legal structure, legal name, and rights (charter and statutory), in the jurisdiction of its incorporation or formation, and qualify and remain qualified as a foreign corporation and maintain and preserve its franchise and privileges in each jurisdiction in which such qualification, franchise or privilege is necessary or desirable in view of its business and operations in the reasonable judgment of the applicable Borrower, except any Borrowers may consummate any merger, consolidation or sale, lease or transfer all or substantially of its assets as permitted pursuant to Section 5.2(a).

                  (d) Security Interest in Collateral. Cause, and take all action reasonably requested by the Collateral Agent to maintain, a first priority perfected security interest to exist at all times in the Collateral held on deposit in the Collateral Account in favor of the Collateral Agent for the benefit of itself and the Secured Parties (as defined in the Security Agreement) pursuant to the Security Agreement.

                  SECTION 5.2. Negative Covenants. So long as any Revolving Credit Advance shall remain unpaid, any Letter of Credit or Reimbursement Obligation shall remain outstanding, any Letter of Credit Liability shall exist, any Issuing Bank shall have any Letter of Credit Commitment or any Bank shall have any Commitment hereunder, each Borrower will not, without the written consent of the Majority Banks:

                  (a) Mergers, Etc. Merge or consolidate with or into any other Person, or sell, lease or otherwise transfer all or substantially all of its assets, except that any Borrower may merge into, consolidate with or into or sell, lease or otherwise transfer all or substantially all of its assets to any successor or purchaser Business Entity so long as such successor or purchaser Business Entity shall be organized in the United States of

         America and shall have expressly assumed this Agreement and the obligations of such Borrower hereunder and under the other Credit Documents.

                  (b) Use of Proceeds. Use any Letter of Credit or proceeds of any Revolving Credit Advance for any purpose other than general corporate purposes relating to the business of a Borrower (including without limitation, working capital, capital expenditures, and the acquisition, purchase or redemption of any Equity Interests or of any Debt of any Borrower or its Subsidiary), or use any Letter of Credit or proceeds of any Revolving Credit Advance in any manner which violates or results in a violation of law.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

                  SECTION 6.1. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) Any Borrower (i) shall fail to pay any Reimbursement Obligation when the same becomes due and payable, (ii) shall fail to pay any principal of any Revolving Credit Advance or any Note executed by it when the same becomes due and payable, (iii) shall fail to pay any interest on any Reimbursement Obligation, Revolving Credit Advance or Note within five Business Days after the same becomes due and payable or (iv) shall fail to pay any fee or other amount to be paid by it hereunder or under any Credit Document to which it is a party within ten days after the same becomes due and payable; or

                  (b) Any certification, representation or warranty made by any Borrower herein or in any other Credit Document or by any Borrower (or any officer of any Borrower) in writing under or in connection with this Agreement or in any other Credit Document or any instrument executed in connection herewith (including representations and warranties deemed made pursuant to Section 3.2) shall prove to have been materially incorrect in any material respect when made or deemed made; or

                  (c) Any Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 5.1(b)(i) on its part to be performed or observed and such failure shall continue for five Business Days after the earlier of the date notice thereof shall have been given to such Borrower by the Agent or any Bank or the date any Authorized Financial Officer of such Borrower shall have actual knowledge of such failure, or (ii) any term, covenant or agreement contained in Section 5.1(b) (other than a term, covenant or agreement contained in Section 5.1(b)(i)) on its part to be performed or observed and such failure shall continue for ten Business Days after the earlier of the date notice thereof shall have been given to such Borrower by the Agent or any Bank or the date any Authorized Financial Officer of such Borrower shall have actual knowledge of such failure, or (iii) any term, covenant or agreement contained in this Agreement (other than a term, covenant or agreement contained in Section 5.1(b), Section 5.1(d) or Section 5.2) or any other Credit Document on its part to be performed or observed and such failure shall continue for thirty days after the earlier of the date notice thereof shall have been given to such Borrower by the Agent or any Bank or the date any Authorized Financial Officer of such Borrower shall have actual knowledge of such failure, or (iv) any term, covenant or agreement contained in Section 5.1(d) on its part to be performed or observed and such failure shall continue for one Business Day after the earlier of the date notice thereof shall have been given to such Borrower by the Agent or any Bank or the date any Authorized Financial Officer of such Borrower shall have actual knowledge of such failure, or (v) any term, covenant or agreement contained in Section 5.2; or

                  (d) Any Borrower (i) shall generally not pay its debts as such debts become due, or (ii) shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors or any proceeding shall be instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), shall remain undismissed or unstayed for a period of 60 days; or any Borrower shall take any action to authorize any of the actions set forth above in this subsection (d); or

                  (e) Any material provision in the Security Agreement for any reason is not a legal, valid, binding and enforceable obligation of any Borrower party thereto or any Borrower party thereto shall so state in writing; or

                  (f) the aggregate mark-to-market value of the Collateral shall be less than the Collateral Coverage Requirement for a period of five consecutive Business Days after the date of receipt by the Borrowers of written notice (which notice shall specify in reasonable detail the calculation and amount of such shortfall amount) from the Collateral Agent;

then, and in any such event, the Agent (i) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrowers, declare the Commitments of each Bank, the obligations of each Issuing Bank to issue any Letter of Credit and each Bank to make Revolving Credit Advances to be terminated, whereupon each such obligation shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Majority Banks, by notice to the Borrowers, declare the principal of the Reimbursement Obligations and Revolving Credit Advances, all interest thereon and all other amounts payable by the Borrowers under this Agreement and any other Credit Document to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable, without requirement of any presentment, demand, protest, notice of intent to accelerate, further notice of acceleration or other further notice of any kind (other than the notice expressly provided for above), all of which are hereby expressly waived by the Borrowers; provided, however, that in the event of any Event of Default described in Section 6.1(d)(ii), (A) the Commitments of each Bank, the obligation of each Issuing Bank to issue a Letter of Credit and each Bank to make Revolving Credit Advances shall automatically be terminated and (B) the principal of the Reimbursement Obligations and

Revolving Credit Advances, all such interest and all such other amounts shall automatically become and be due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by the Borrowers. For purposes of this Section 6.1, any Reimbursement Obligation or Revolving Credit Advances owed to an SPC shall be deemed to be owed to its Designating Bank.

                                  ARTICLE VII

               THE AGENT; THE COLLATERAL AGENT; AND ISSUING BANKS

                  SECTION 7.1. Agent's and Collateral Agent's Authorization and Action. Each Bank hereby appoints and authorizes the Agent and the Collateral Agent to take such action respectively as agent and collateral agent on its behalf and to exercise such powers under this Agreement and the other Credit Documents as are delegated respectively to the Agent and to the Collateral Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by the Credit Documents (including enforcement of the terms of this Agreement or collection of the Reimbursement Obligations or Notes, fees and any other amounts due and payable pursuant to this Agreement), neither the Agent nor the Collateral Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of Notes; provided, however, that the neither the Agent nor the Collateral Agent shall be required to take any action which exposes the Agent or the Collateral Agent to personal liability or which is contrary to the Credit Documents or applicable law. The Agent and the Collateral Agent agree to give to each Bank prompt notice of each notice given to it by any Borrower pursuant to the terms of this Agreement or any other Credit Document.

                  SECTION 7.2. Agent's and Collateral Agent's Reliance, Etc. Neither the Agent nor the Collateral Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by them or under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent and the Collateral
Agent: (i) may consult with their respective legal counsel (including counsel for any Borrower), independent public accountants and other experts selected by them and shall not be liable for any action taken or omitted to be taken in good faith by them in accordance with the advice of such counsel, accountants or experts; (ii) make no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Credit Document; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Credit Document on the part of any Borrower or to inspect the property (including the books and records) of any Borrower; (iv) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto or thereto; (v) shall incur no liability under or in respect of any Letter of Credit, Note or this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by them in their reasonable judgement to be genuine and signed or sent by the proper party or parties; (vi) may treat any Issuing Bank that issues or has issued a Letter of Credit as being the issuer of such Letter of Credit for all purposes and (vii) may treat a Bank as the obligee of any Revolving Credit Advance or, if applicable, the payee of any Note as the holder thereof, until the Agent receives and accepts a Transfer Agreement executed by a Borrower (if required pursuant to Section 8.5), the assignor Bank and the assigning Bank pursuant to Section 8.5.

                  SECTION 7.3. Issuing Banks' Reliance, Etc. Neither the Issuing Banks nor any directors, officers, agents or employees of the Issuing Banks shall be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. The Issuing Banks shall not have, by reason of this Agreement a fiduciary relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended or shall be so construed as to impose upon the Issuing Banks any obligations in respect of this Agreement except as expressly set forth herein. Without limitation of the generality of the foregoing, the Issuing Banks: (i) may consult with legal counsel (including counsel for any Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) make no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Credit Document; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Credit Document on the part of any Borrower or to inspect the property (including the books and records) of any Borrower; (iv) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Credit Document or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of any Letter of Credit or this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it in its reasonable judgment to be genuine and signed or sent by the proper party or parties.

                  SECTION 7.4. Rights. With respect to its Commitments, the Revolving Credit Advances made by it and the Notes, if any, issued to it, or any Letter of Credit Interest held by it, Citibank shall have the same rights and powers under any such Note and this Agreement as any other Bank and may exercise the same as though it was not the Agent and Collateral Agent; with respect to its Letter of Credit Commitments, the Reimbursement Obligations owed to it, any Letter of Credit Interest held by it, the Issuing Banks shall have the right and power under this Agreement as any other Bank and may exercise the same as though it was not an Issuing Bank, as the case may be. The term "Bank" or "Banks" shall, unless otherwise expressly indicated, include each of the Issuing Banks in their individual capacity. Citibank, each Issuing Bank and the respective affiliates of each may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Borrower, any Person who may do business with or own, directly or indirectly, securities of any Borrower and any other Person, all as if Citibank were not the Agent and Collateral Agent and each Issuing Bank was not an Issuing Bank, in each case without any duty to account therefor to the Banks.

                  SECTION 7.5. Indemnification. The Banks agree to indemnify the Agent and the Collateral Agent (to the extent not reimbursed by the Borrowers), ratably according to the respective Letter of Credit Interests then held by each of them plus the respective principal amounts of the Revolving Credit Advances owed to each of them (or if no Letter of Credit Interests or Revolving Credit Advances are at the time outstanding, ratably according to their respective LC Participation Percentage plus their Revolving Credit Commitments), from and against any and all claims, damages, losses, liabilities and expenses (including reasonable fees and disbursements of counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against either the Agent or the Collateral Agent in any way relating to or arising out of this Agreement or any other Credit Document or any action taken or omitted by the Agent or the Collateral Agent under this Agreement or any other Credit Document (EXPRESSLY INCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF THE AGENT, BUT EXCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT AND THE COLLATERAL AGENT). IT IS THE INTENT OF THE PARTIES HERETO THAT THE AGENT AND THE COLLATERAL AGENT SHALL, TO THE EXTENT PROVIDED IN THIS SECTION 7.5, BE INDEMNIFIED FOR RESPECTIVELY FOR THEIR OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE. Without limitation of the foregoing, each Bank agrees to reimburse the Agent and the Collateral Agent promptly upon demand for their respective ratable shares of any out-of-pocket expenses (including counsel fees) incurred respectively by the Agent and the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under this Agreement or any other Credit Document to the extent that the Agent and the Collateral Agent are not reimbursed for such expenses by the Borrowers.

                  (a) The Banks agree to indemnify each Issuing Bank (to the extent not reimbursed by the Borrowers), ratably according to the respective Letter of Credit Interests then held by each of them plus the respective principal amounts so the Revolving Credit Advances owed to each of them (or if no Letter of Credit Interests or Revolving Credit Advances are at the time outstanding, ratably according to their respective LC Participation Percentage plus their Revolving Credit Commitments), from and against any and all claims, damages, losses, liabilities and expenses (including reasonable fees and disbursements of counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any Issuing Bank in any way relating to or arising out of this Agreement or any other Credit Document or any action taken or omitted by any Issuing Bank under this Agreement or any other Credit Document (EXPRESSLY INCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF ANY ISSUING BANK, BUT EXCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH ISSUING
BANK). IT IS THE INTENT OF THE PARTIES HERETO THAT AN ISSUING BANK SHALL, TO THE EXTENT PROVIDED IN THIS SECTION 7.5, BE INDEMNIFIED FOR ITS OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE. Without limitation of the foregoing, each Bank agrees to reimburse each Issuing Bank promptly upon demand for its ratable share of ay out-of-pocket expenses (including counsel fees) incurred by such Issuing Bank in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through renegotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under this Agreement or any other Credit Documents to the extent that such Issuing Bank is not reimbursed for such expenses by the Borrowers.

                  SECTION 7.6. Successor Agent and Collateral Agent. The Agent and Collateral Agent may resign at any time respectively as Agent and Collateral Agent under this Agreement by giving written notice thereof to the Banks and the Borrowers and may be removed at any time with or without cause by the Majority Banks; provided, however, that any removal of the Agent will not be effective until it has also been replaced as Collateral Agent. Upon any such resignation or removal, the Majority Banks shall have the right to appoint, with the consent of the Borrowers (which consent shall not be unreasonably withheld and shall not be required if an Event of Default exists), a successor Agent and Collateral Agent from among the Banks. If no successor Agent and Collateral Agent shall have been so appointed by the Majority Banks with such consent, and shall have accepted such appointment, within 30 days after the respective retiring Agent's or Collateral Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent or Collateral Agent, then the retiring Agent or Collateral Agent may, on behalf of the Banks, appoint respectively a successor Agent or Collateral Agent, which shall be a Bank which is a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent or Collateral Agent under this Agreement by respectively a successor Agent or Collateral Agent, such successor Agent or Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent or Collateral Agent and shall function as the Agent or Collateral Agent under this Agreement, and the retiring Agent or Collateral Agent shall be discharged from its duties and obligations as Agent or Collateral Agent under this Agreement. After any retiring Agent's or Collateral Agent's resignation or removal hereunder respectively as Agent or Collateral Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent or Collateral Agent under this Agreement.

                  SECTION 7.7. Bank Credit Decision. Each of the Banks acknowledges that it has, independently and without reliance upon the Collateral Agent, the Agent, the Documentation Agent, the Co-Lead Arrangers, the Issuing Banks or any other Bank and based on the financial statements referred to in
Section 4.1(e) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Banks and the other beneficiaries of any Security Agreement parties hereto (both on its own behalf and on behalf of any of its Affiliates that is a beneficiary of any Security Agreement) also acknowledges that it will, independently and without reliance upon the Collateral Agent, the Agent, the Documentation Agent, the Co-Lead Arrangers, the Issuing Banks or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Credit Documents. The Collateral Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Person with any credit or other information with respect thereto, whether coming into its possession before the issuance of any Letter of Credit or at any time or times thereafter.

                  SECTION 7.8. Certain Rights of the Collateral Agent. If the Collateral Agent shall request instructions from the Majority Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until the Collateral Agent shall have received instructions from the Majority Banks; and it shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank nor any beneficiary of any Security Agreement shall have any right of action whatsoever against the Collateral Agent as a result of its acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Majority Banks or all of the Banks, as the case may be. Furthermore, except for action expressly required of the Collateral Agent hereunder, the Collateral Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be specifically indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

                  SECTION 7.9. Other Agents. The other agents, Documentation Agent and the Co-Lead Arrangers have no duties or obligations under this Agreement. None of the other agents, the Documentation Agent or the Co-Lead Arrangers shall have, by reason of this Agreement or the other Credit Documents, a fiduciary relationship in respect of any Bank, and nothing in this Agreement or other Credit Documents, express or implied, is intended or shall be so construed to impose on any of the other agents, the Documentation or the Co-Lead Arrangers any obligation in respect of this Agreement or other Credit Documents.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.1. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) except as provided in Section 3.1(i), waive any of the conditions specified in Article III, (b) increase the Commitments of the Banks or the Letter of Credit Commitments of the Issuing Banks or subject any Bank to any additional obligation, (c) reduce the Reimbursement Obligations, (d) reduce the principal of, or interest on (other than any interest pursuant to Section 2.13(b)), the Revolving Credit Advances or any fees or other amounts payable hereunder, (e) postpone any date fixed for any payment of the Reimbursement Obligations, Revolving Credit Advances or any fees or other amounts payable hereunder, (f) change the definition of Majority Banks or otherwise change the LC Participation Percentages, the percentage of the Commitments or of the aggregate unpaid principal amount of the Revolving Credit Advances, Letter of Credit Liabilities or the Reimbursement Obligations, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Agreement,
(g) release any of the Collateral, except as set forth in the Security

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

Agreement or Section 2.2(c), (h) amend, waive any provision of, or consent to any departure by any Borrower from Section 2.5(b), Section 2.9 or this Section 8.1, (i) decrease the percentage set forth in the definition of "Collateral Coverage Requirement" or (j) amend or modify the definition of "Collateral" as defined herein or as defined in the Security Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under any Credit Document; and provided further that no amendment, waiver or consent shall, unless in writing and signed by each Issuing Bank in addition to the Banks required above to take such action, affect the rights or duties of any Issuing Bank under any Credit Document; and provided further that no amendment, waiver or consent shall, unless in writing and signed by the Collateral Agent in addition to the Banks required above to take such action, affect the rights or duties of the Collateral Agent under any Credit Document.

                  SECTION 8.2. Notices, Etc. All notices and other communications provided for hereunder shall be either (x) in writing (including telecopy communication) and mailed, telecopied or delivered or (y) as and to the extent set forth in Section 8.2(b) and in the provisos to this Section 8.2(a), in an electronic medium and delivered, as set forth in Section 8.2(b), if to any Bank, as specified opposite its name on Schedule I hereto or specified in a Transfer Agreement for any assignee Bank delivered pursuant to Section 8.5(a); if to a Borrower, as specified opposite its name on Schedule II hereto; if to an Issuing Bank to its address as specified opposite its name on Schedule I; and if to Citibank, as Agent or Collateral Agent, to its address at 2 Penns Way, Suite 200, New Castle, Delaware 19720 (telecopier number: (302) 894-6120), Attention:
Williams Account Officer, with a copy to Citicorp North America, Inc., 1200 Smith Street, Suite 2000, Houston, Texas 77002 (telecopier number: (713) 654-2849), Attention: The Williams Companies, Inc. Account Officer, or, as to any Borrower, any Issuing Bank, the Collateral Agent, or the Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to any Borrower, each Issuing Bank, the Collateral Agent and the Agent; provided that materials required to be delivered pursuant to Section 5.1(b)(ii), (iii) and (iv) shall be delivered to the Agent as specified in Section 8.2(b) or as otherwise specified to any Borrower by the Agent; provided, further, that any communication that (A) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (B) relates to the payment of any principal or other amount due under the Credit Agreement prior to the scheduled date therefor, (C) provides notice of any Default or Event of Default under the Credit Agreement or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of the Credit Agreement and/or any borrowing or other extension of credit thereunder, shall be in writing (including telecopy communication) and mailed, telecopied or delivered pursuant to this Section 8.2(a). All such notices and communications shall, when mailed, telecopied or e-mailed, be effective when received in the mail, sent by telecopier to any party to the telecopier number as set forth herein or on Schedule I or Schedule II or specified in a Transfer Agreement for any assignee Bank delivered pursuant to Section 8.5(a) (or other telecopy number specified by such party in a written notice to the other parties hereto) or confirmed by e-mail, respectively, except that notices and communications to the Agent shall not be effective until received by the Agent. Any notice or communication to a Bank shall be deemed to be a notice or communication to any SPC designated by such Bank and no further notice to an SPC shall be required. Delivery by telecopier of an executed counterpart of this Agreement or of any amendment or waiver of any

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

provision of this Agreement or any other Credit Document (other than a Letter of Credit) shall be effective as delivery of a manually executed counterpart thereof.

                  (a) So long as Citibank is the Agent, materials required to be delivered pursuant to Section 5.1(b)(ii), (iii) and (iv) may be delivered to the Agent (x) in an electronic medium in a format acceptable to the Agent and the Lenders by e-mail at oploanswebadmin@citigroup.com or (y) in accordance with
Section 8.2(a)(x). The Borrowers agree that the Agent may make such materials, as well as any other written information, documents, instruments and other material relating to any Borrower, any Subsidiaries or any other materials or matters relating to this Agreement, the Notes or any of the transactions contemplated hereby (collectively, the "Communications") available to the Banks by posting such notices on "e-Disclosure" (the "Platform"), the Agent's internet delivery system that is part of Fixed Income Direct, Global Fixed Income's primary web portal. Although the primary web portal is secured with a dual firewall and a User ID/Password Authorization System and the Platform is secured through a single user per deal authorization method whereby each user may access the Platform only on a deal-by-deal basis, the Borrowers acknowledge that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided "as is" and "as available" and (iii) neither the Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Agent or any of its Affiliates in connection with the Platform.

                  (b) Each Bank agrees that notice to it (as provided in the next sentence) (a "Notice") specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Bank for purposes of this Agreement; provided that, if requested by any Bank, the Agent shall deliver a copy of the Communications to such Bank by e-mail or telecopier. Each Bank agrees (i) to notify the Agent in writing of such Bank's e-mail address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Bank becomes a party to this Agreement (and from time to time thereafter to ensure that the Agent has on record an effective e-mail address for such Bank) and (ii) that any Notice may be sent to such e-mail address.

                  SECTION 8.3. No Waiver; Remedies. No failure on the part of any Bank, the Collateral Agent, any Issuing Bank, any Issuing Bank or the Agent to exercise, and no delay in exercising, any right under this Agreement or any other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

                  SECTION 8.4. Costs and Expenses.

                  (a) (i) TWC agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Co-Lead Arrangers, the Documentation Agent, the Collateral Agent, the Agent and the Issuing Banks in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Letters of Credit, the Notes, or any other Credit Document and the other documents to be delivered under this Agreement, including the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement, the Notes and any other Credit Document, the reasonable costs and expenses of the Issuing Banks in connection with any Letter of Credit, the reasonable costs and expenses of the Collateral Agent and all amounts paid by the Collateral Agent pursuant to the Security Agreement, and
(ii) TWC agrees to pay on demand all costs and expenses, if any (including reasonable counsel fees and expenses, which may include allocated costs of in-house counsel), of the Agent, the Collateral Agent, the Documentation Agent, the Issuing Banks and each Bank in connection with the enforcement (whether before or after the occurrence of an Event of Default and whether through negotiations (including formal workouts or restructurings), legal proceedings or otherwise) against any Borrower.

                  (b) Each Borrower agrees, to the fullest extent permitted by law, to indemnify and hold harmless the Agent, the Collateral Agent, the Documentation Agent, the Issuing Banks, other agents, the Co-Lead Arrangers and each Bank and each of their respective directors, officers, employees and agents (the "Indemnified Parties") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel) of any kind or nature whatsoever for which any of them may become liable or which may be incurred by or asserted against any of the Indemnified Parties (other than by another Bank or any successor or assign of another Bank), in each case in connection with or arising out of or by reason of any investigation, litigation, or proceeding, whether or not any of the Indemnified Parties is a party thereto, arising out of, related to or in connection with the Notes, any Letter of Credit, this Agreement, any Credit Document or any transaction in which any proceeds of all or any part of Letters of Credit or Revolving Credit Advances are applied (EXPRESSLY INCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNIFIED PARTY, BUT EXCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY OR EXPENSE ATTRIBUTABLE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY OR THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS OF SUCH INDEMNIFIED PARTY). IT IS THE INTENT OF THE PARTIES HERETO THAT EACH INDEMNIFIED PARTY SHALL, TO THE EXTENT PROVIDED IN THIS SECTION 8.4(b), BE INDEMNIFIED FOR ITS OWN ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE.

                  (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by any Borrower to or for the account of a Bank other than on the last day of the Interest Period for such Eurodollar Rate Advance, as a result of a payment, prepayment or Conversion pursuant to this Agreement or acceleration of the maturity of the Notes pursuant to

Section 6.1, such Borrower shall, upon demand by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Eurodollar Rate Advance.

                  (d) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in Sections 2.2, 2.6 and 2.8 and this Section 8.4 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the Notes.

                  SECTION 8.5. Binding Effect; Transfers.

                  (a) This Agreement shall become effective (other than Article II, which shall become effective upon satisfaction of the conditions precedent set forth in Section 3.1) when it shall have been executed by the Borrowers, the Agent, the Collateral Agent and the Issuing Banks, and when each Bank listed on the signature pages hereof has delivered an executed counterpart hereof to the Agent, has sent to the Agent a facsimile copy of its signature hereon or has notified the Agent that such Bank has executed this Agreement and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Agent, the Collateral Agent, the Issuing Banks and each Bank and their respective successors and assigns; provided that the Borrowers shall not have the right to assign any of their rights hereunder or any interest herein without the prior written consent of the Agent. Each Bank may assign to one or more banks, financial institutions or other entities all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Advances owing to such Bank, any Note or Notes held by such Bank, its Letter of Credit Commitments, its Letter of Credit Interest and any or all of its Commitments); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement and the Notes, (ii) except in the case of an assignment of all of a Bank's rights and obligations under this Agreement or an assignment to another Bank, the amount of the Commitment, Letter of Credit Commitment and/or LC Participation Percentage of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Transfer Agreement with respect to such assignment) shall in no event be less than $10,000,000 in the aggregate or such lesser amount as may be consented to by the Agent and the respective Borrowers, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register maintained by the Agent, a Transfer Agreement and, unless the assignment is to an affiliate of such Bank, a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Transfer Agreement, (x) the assignee thereunder shall be a party hereto as a "Bank" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Transfer Agreement, have the rights and obligations of a Bank hereunder (including obligations to the Agent and the Collateral Agent pursuant to Section 7.6) and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Transfer Agreement, relinquish its rights and be released from its obligations under this Agreement, except for rights and obligations which continue after repayment of the Reimbursement Obligations and

Revolving Credit Advances or termination of this Agreement pursuant to the express terms of this Agreement (and, in the case of a Transfer Agreement covering all of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

                  (b) By executing and delivering a Transfer Agreement, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Transfer Agreement, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto or in connection herewith, the perfection, existence, sufficiency or value of any Collateral or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Credit Document or any other instrument or document furnished pursuant hereto or in connection herewith; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any other Person or the performance or observance by any Borrower or any other Person of any of its respective obligations under the Credit Documents or any other instrument or document furnished pursuant hereto or in connection herewith; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Transfer Agreement; (iv) such assignee will, independently and without reliance upon the Agent, the Collateral Agent, any Issuing Bank, such assigning Bank or any other Bank and based on such financial statements and such other documents and information as it shall deem appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement, any of the other Credit Documents or any other instrument or document; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent and the Collateral Agent, respectively, to act as Agent and the Collateral Agent, respectively, on its behalf and to exercise such powers and discretion under this Agreement, any other Credit Document or any other document executed in connection herewith or therewith as are delegated to the Agent and the Collateral Agent, respectively, by the terms hereof or thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

                  (c) The Agent shall maintain a copy of each Transfer Agreement, delivered to and accepted by it and a register for the recordation of the names and addresses of each Bank together with its respective Commitment, Letter of Credit Commitment, LC Participation Percentage, Letter of Credit Interest and the principal amount of the Revolving Credit Advances owing to such Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent, the Issuing Banks and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of a Transfer Agreement executed and completed by an assigning Bank and an assignee representing that it is an Eligible Assignee (and consented to by the Agent and, if required, by the applicable Borrower), the Agent shall (i) accept such Transfer Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to such Borrower. If requested by the assigning or assignee Bank, each Borrower after its receipt of such notice, shall, at its own expense, execute and deliver to the Agent in exchange for the surrendered Notes, new Notes to the order of such assignee Bank in an amount equal to the Commitment assumed by it pursuant to such Transfer Agreement and, if the assigning Bank has retained a Commitment hereunder new Notes to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Transfer Agreement and shall otherwise be in substantially the form of Exhibit F hereto

                  (e) Each Bank may sell participations to one or more banks or other entities (other than the Borrowers or any of their Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, the Revolving Credit Advances owing to it, the Notes held by it and its Letter of Credit Interest); provided, however, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Agent, the Collateral Agent, each Issuing Bank and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, (v) all amounts payable under this Agreement shall be calculated as if such Bank had not sold such participation, and (vi) the terms of any such participation shall not restrict such Bank's ability to consent to any departure by any Borrower herefrom without the approval of the participant, except that the approval of the participant may be required to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Reimbursement Obligations or Revolving Credit Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Reimbursement Obligations or Revolving Credit Advances or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

                  (f) Notwithstanding any other provisions set forth in this Agreement, any Bank may at any time create a security interest in all or any portion of its rights under this Agreement (including its Letter of Credit Interest) or any of its Notes in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board without notice to or consent of the Borrowers or the Agent. Furthermore, any Bank may assign, as collateral or otherwise, any of its rights (including rights to payments of principal of and/or interest on its Letter of Credit Interest or Revolving Credit Advances made by such Bank) under this Agreement, its Notes or any of its Letter of Credit Interest to any Federal Reserve Bank without notice to or consent of any Borrowers or the Agent.

                  (g) Notwithstanding anything to the contrary contained herein, any Bank (a "Designating Bank") with the consent of the Agent (and, if no Event of Default has occurred and is continuing, the Borrowers) may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Designating Bank to the Agent and the Borrowers, the option to fund all or any part of any payment to any Issuing Bank or Revolving

Credit Advance which the Designating Bank has agreed to make; provided that no Designating Bank shall have granted at any one time such option to more than one SPC; and provided further that (i) such Designating Bank's obligations under this Agreement shall remain unchanged, (ii) such Designating Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers, the Issuing Banks, the Collateral Agent, the Agent and the other Banks shall continue to deal solely and directly with such Designating Bank in connection with such Designating Bank's rights and obligations under this Agreement, (iv) any such option granted to an SPC shall not constitute a commitment by such SPC to fund any drawing under a Letter of Credit or to fund any Revolving Credit Advance, and (v) neither the grant nor the exercise of such option to an SPC shall increase the costs or expenses or otherwise increase or change the obligations of a Borrower under this Agreement (including its obligations under Section 2.7). The issuance of a Letter of Credit or the making of a Revolving Credit Advance by an SPC hereunder shall utilize the Commitment of the Designating Bank to the same extent, and as if, such Revolving Credit Advance were made by or such Letter of Credit were issued by such Designating Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement to the extent that any such indemnity or similar payment obligations shall have been paid by its Designating Bank. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States. In addition, notwithstanding anything to the contrary contained in this Section 8.5, an SPC may not assign its interest in any Letter of Credit Interests or Revolving Credit Advance except that, with notice to, but without the prior written consent of, the Borrowers and the Agent and without paying any processing fee therefor, such SPC may assign all or a portion of its interests in any Letter of Credit Interests or Revolving Credit Advance to the Designating Bank or to any financial institutions (consented to by the Borrowers and Agent), providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Letter of Credit Interests or Revolving Credit Advance. Each Designating Bank shall serve as the agent of its SPC and shall on behalf of its SPC: (i) receive any and all payments made for the benefit of such SPC and (ii) give and receive all communications and notices, and vote, approve or consent hereunder, and take all actions hereunder, including votes, approvals, waivers, consents and amendments under or relating to this Agreement, the Notes and the other Credit Documents. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by the Designating Bank for the SPC and need not be signed by such SPC on its own behalf. The Borrowers, the Issuing Banks, the Collateral Agent, the Agent and the Banks may rely thereon without any requirement that the SPC sign or acknowledge the same or that notice be delivered to the Borrowers or the SPC. This Section 8.5(g) may not be amended without the written consent of any SPC, which shall have been identified to the Agent and the Borrowers.

                  SECTION 8.6. Governing Law. This Agreement, the Notes and the other Credit Documents shall be governed by, and construed in accordance with, the laws of the State of New York.

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

                  SECTION 8.7. Interest. It is the intention of the parties hereto that the Agent, each Issuing Bank, the Collateral Agent and each Bank shall conform strictly to usury laws applicable to it, if any. Accordingly, if the transactions with the Agent, any Issuing Bank, the Collateral Agent or any Bank contemplated hereby would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary in this Agreement or any other agreement entered into in connection with or as security for this Agreement, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received by the Agent, such Issuing Bank, the Collateral Agent or such Bank, as the case may be, under this Agreement, the Notes and any other Credit Document or under any other agreement entered into in connection with or as security for this Agreement, the Notes or the other Credit Documents shall under no circumstances exceed the maximum amount allowed by such applicable law and any excess shall be canceled automatically and, if theretofore paid, shall at the option of the Agent, such Issuing Bank, the Collateral Agent or such Bank, as the case may be, be credited by the Agent, such Issuing Bank, the Collateral Agent or such Bank, as the case may be, on the principal amount of the obligations owed to the Agent, such Issuing Bank, the Collateral Agent or such Bank, as the case may be, by the applicable Borrower or refunded by the Agent, such Issuing Bank, the Collateral Agent or such Bank, as the case may be, to the applicable Borrower, and (ii) in the event that the maturity of any obligation payable to the Agent, such Issuing Bank, the Collateral Agent or such Bank, as the case may be, is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Agent, such Issuing Bank, the Collateral Agent or such Bank, as the case may be, may never include more than the maximum amount allowed by such applicable law and excess interest, if any, to the Agent, such Issuing Bank, the Collateral Agent or such Bank, as the case may be, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall, at the option of the Agent, such Issuing Bank, the Collateral Agent or such Bank, as the case may be, be credited by the Agent, such Issuing Bank, the Collateral Agent or such Bank, as the case may be, on the principal amount of the obligations owed to the Agent, such Issuing Bank, the Collateral Agent or such Bank, as the case may be, by the Borrowers or refunded by the Agent, such Issuing Bank, the Collateral Agent or such Bank, as the case may be, to the applicable Borrower.

                  SECTION 8.8. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  SECTION 8.9. Survival of Agreements, Representations and Warranties, Etc. All warranties, representations and covenants made by any Borrower or any officer of any Borrower herein or in any certificate or other document delivered in connection with this Agreement shall be considered to have been relied upon by the Banks and shall survive the issuance of any Letters of Credit and the issuance and delivery of the Notes (if any) and the making of Revolving Credit Advances regardless of any investigation.

                  SECTION 8.10. Confidentiality.

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

                  (a) Subject to paragraph (b) below, each Bank agrees that it will not disclose without the prior consent of TWC (other than to employees, auditors, accountants, counsel or other professional advisors of the Agent or any Bank) any information with respect to the Borrowers, which is furnished pursuant to this Agreement and which (i) the Borrowers in good faith considers to be confidential and (ii) is either clearly marked confidential or is designated by the Borrowers to the Agent and the Banks in writing as confidential; provided that any Bank may disclose any such information (1) as has become generally available to the public, (2) as may be required or appropriate in any report, statement or testimony submitted to or required by any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or submitted to or required by the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (3) as may be required or appropriate in response to any summons or subpoena in connection with any litigation, (4) in order to comply with any law, order, regulation or ruling applicable to such Bank, (5) to the prospective transferee or grantee in connection with any contemplated transfer of any of the Commitments, Letter of Credit Commitments, Letter of Credit Interests or Revolving Credit Advances or any interest therein by such Bank or the grant of an option to an SPC to fund any drawing under a Letter of Credit or Revolving Credit Advance; provided that such prospective transferee executes an agreement with or for the benefit of the Borrowers containing provisions substantially identical to those contained in this Section 8.10; and provided further that if the contemplated transfer is a grant of an option to fund a drawing under a Letter of Credit or Revolving Credit Advance to an SPC pursuant to Section 8.5(g), such SPC may disclose (x) on a confidential basis, any non-public information relating to such drawings funded by it to any rating agency, commercial paper dealer or provider of any surety, guaranty or credit or liquidity enhancement to such SPC, and (y) if prior notice of the delivery thereof is given to the Borrowers, such information as may be required by law or regulation to be delivered, (6) in connection with the exercise of any remedy by such Bank following an Event of Default pertaining to this Agreement, any of the Notes or any of the other Credit Documents or any other document delivered in connection herewith, (7) in connection with any litigation involving such Bank pertaining to this Agreement, any of the Notes or any of the other Credit Documents or any other document delivered in connection herewith, (8) to any Bank, any Issuing Bank, the Collateral Agent or the Agent, or (9) to any affiliate of any Bank; provided that such affiliate executes an agreement with or for the benefit of the Borrowers containing provisions substantially identical to those contained in this Section 8.10.

                  (b) Notwithstanding anything herein or in any of the other Credit Documents to the contrary, the Borrowers, the Agent and each Bank (and each employee, representative or other agent of any such Person) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such Person relating to such tax treatment and tax structure. For purposes of this Section 8.11(b), "tax treatment" means the purported or claimed U.S. federal income tax treatment of the transaction, and "tax structure" means any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transaction. The authorization to disclose the tax treatment and tax structure of the transactions contemplated hereby contained in the first sentence was applicable immediately upon commencement of discussions between the Borrowers, the Agent and the Banks with respect to the transactions contemplated hereby.

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

                  SECTION 8.11. Waiver of Jury Trial. THE BORROWERS, THE AGENT, THE COLLATERAL AGENT, THE ISSUING BANK AND THE BANKS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE NOTES, ANY LETTER OF CREDITS, ANY OTHER CREDIT DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

                  SECTION 8.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Credit Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 8.13. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE BANKS, ANY ISSUING BANK, THE COLLATERAL AGENT OR THE BORROWERS IN CONNECTION HEREWITH OR THEREWITH MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL MAY BE FOUND. THE BORROWERS IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN ACCORDANCE WITH SECTION 8.2. THE BORROWERS HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH BORROWER HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE CREDIT DOCUMENTS.

                  SECTION 8.14. Nature of Obligations. Notwithstanding anything in this Agreement to the contrary, (a) NWP and TGPL shall be obligated only with respect in each case

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

for the Revolving Credit Advances made to such Borrower (and all interest and fees thereto) under Section 2.1(a) and the Reimbursement Obligations and fees with respect to the Letters of Credit issued for the account of such Borrower pursuant to Section 2.1(b) and (b) TWC shall be obligated for all obligations of each Borrower hereunder.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       BORROWERS:

                                       THE WILLIAMS COMPANIES, INC.

                                       By:    /s/ Steven J. Malcolm
                                       Name:  Steven J. Malcolm
                                       Title: Chief Executive Officer, Chairman
                                              of the Board, and President

                                       NORTHWEST PIPELINE CORPORATION

                                       By:    /s/ J. Douglas Whisenant
                                       Name:  J. Douglas Whisenant
                                       Title: Senior Vice President

                                       TRANSCONTINENTAL GAS PIPE LINE
                                       CORPORATION

                                       By:    /s/ J. Douglas Whisenant
                                       Name:  J. Douglas Whisenant
                                       Title: Senior Vice President

                                       CITIBANK, N.A., as Administrative Agent
                                       and Collateral Agent

                                       By:    /s/ J. Chris Lyons
                                       Name:  J. Chris Lyons
                                       Title: Vice President

                                       CITIBANK, N.A. as Issuing Bank and Bank

                                       By:    /s/ J. Chris Lyons
                                       Name:  J. Chris Lyons
                                       Title: Vice President

                                       BANK OF AMERICA, N.A., as Syndication
                                       Agent

                                       By:    /s/ Claire Liu
                                       Name:  Claire M. Liu
                                       Title: Managing Director

                                       BANK OF AMERICA, N.A., as Issuing Bank
                                       and Bank

                                       By:    /s/ Claire Liu
                                       Name:  Claire M. Liu
                                       Title: Managing Director

                                       JPMORGAN CHASE BANK, as Documentation
                                       Agent and Bank

                                       By:    /s/ Robert Traband
                                       Name:  Robert W. Traband
                                       Title: Vice President

                                       THE BANK OF NOVA SCOTIA, as Bank

                                       By:    /s/ N. Bell
                                       Name:  N. Bell
                                       Title: Senior Manager

                                       BARCLAYS BANK PLC, as Bank

                                       By:    /s/ Nicholas A. Bell
                                       Name:  Nicholas A. Bell
                                       Title: Director, Loan Transaction
                                              Management

                                       THE ROYAL BANK OF SCOTLAND PLC, as Bank

                                       By:    /s/ P. J. Dundee
                                       Name:  Patricia J. Dundee
                                       Title: Senior Vice President

                                       CREDIT LYONNAIS NEW YORK BRANCH, as Bank

                                       By:    /s/ O. Audemard
                                       Name:  Olivier Audemard
                                       Title: Senior Vice President

                                       LEHMAN COMMERICAL PAPER, INC., as Bank

                                       By:    /s/ G. Andrew Keith
                                       Name:  G. Andrew Keith
                                       Title: Authorized Signatory

                                       TORONTO DOMINION (TEXAS), INC., as Bank

                                       By:    /s/ Jill Hall
                                       Name:  Jill Hall
                                       Title: Vice President

                                       WESTLB AG, NEW YORK BRANCH, as Bank

                                       By:    /s/ S. Battinelli
                                       Name:  Sal Battinelli
                                       Title: Managing Director

                                       By:    /s/ Duncan Robertson
                                       Name:  Duncan Robertson
                                       Title: Executive Director

                                       BANK ONE, N.A. (MAIN OFFICE - CHICAGO),
                                       as Bank

                                       By:    /s/ Jeanie Gonzalez
                                       Name:  Jeanie Gonzalez
                                       Title: Director

                                       MERRILL LYNCH BANK USA, as Bank

                                       By:    /s/ Louis Alder
                                       Name:  Louis Alder
                                       Title: Vice President

                                       MORGAN STANLEY SENIOR FUNDING, INC., as
                                       bank

                                       By:    /s/ Jaap Tonckens
                                       Name:  Jaap L. Tonckens
                                       Title: Vice President

                                       BANK OF OKLAHOMA, N.A., as Bank

                                       By:    /s/ Robert Mattax
                                       Name:  Robert D. Mattax
                                       Title: Senior Vice President

                                       BMO NESBITT BURNS FINANCING, INC., as
                                       Bank

                                       By:    /s/ Thomas E. McGraw
                                       Name:  Thomas E. McGraw
                                       Title: Vice President

                                       THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                       HOUSTON AGENCY, as Bank

                                       By:    /s/ K. Glasscock
                                       Name:  K. Glasscock
                                       Title: Vice President and Manager

                                       By:    /s/ J. Fort
                                       Name:  J. Fort
                                       Title: Vice President

                                   SCHEDULE I

                           APPLICABLE LENDING OFFICES

Name of Bank                  Lending Office
------------                  --------------
Citibank, N.A.                Citibank, N.A.
                              399 Park Avenue
                              New York, New York 10043

                              Notices:
                              Citibank, N.A.
                              2 Penns Way, Suite 200
                              New Castle, Delaware 19720
                              Telecopier: (302) 894-6120
                              Attn: The Williams Companies, Inc.
                              Account Officer

                              with copies to:
                              Citicorp North America, Inc.
                              1200 Smith Street, Suite 2000
                              Houston, Texas 77002
                              Telecopier: (713) 654-2849
                              Attn: The Williams Companies, Inc.
                              Account Officer

Bank of America, N.A.         Bank of America, N.A.
                              901 Main Street, 14th Floor
                              Dallas, Texas 75202
                              Telecopier: (214) 290-9415
                              Telephone: (214) 209-1228
                              Attn: Marija Salic

                              with copies to:
                              Bank of America, N.A.
                              Bank of America Center
                              700 Louisiana, 8th Floor
                              Houston, Texas 77002
                              Telecopier: (713) 247-7286
                              Telephone: (713) 247-7235
                              Attn: Claire Liu

The Bank of Nova Scotia       The Bank of Nova Scotia
                              600 Peachtree Street, N.E., Suite 2700
                              Atlanta, Georgia 30308
                              Telecopier: (404) 888-8998
                              Telex: 00542319
                              Attn: Robert L. Ahern

                              with copies to:
                              1100 Louisiana, Suite 3000

Name of Bank                  Lending Office
------------                  --------------
                              Houston, Texas 77002
                              Telecopier: (713) 752-2425
                              Telephone: (713) 759-3440
                              Attn:

Bank One, NA                  Bank One, NA
(Chicago)                     1 Bank One Plaza
                              0634, 1 FNP, 10
                              Chicago, Illinois 60670
                              Telephone: (312) 732-5219
                              Telecopier: (312) 732-4840
                              Attn:

JPMorgan Chase Bank           JPMorgan Chase Bank
                              1111 Fannin - 10th Floor
                              Houston, TX 77002
                              Telecopier: (713) 427-6307
                              Telephone: (713) 750-2377
                              Attn: Jamie Kurtz

Credit Lyonnais               Credit Lyonnais New York Branch
New York Branch               1301 Avenue of the Americas
                              New York, New York 10019
                              Telecopier: (713) 759-9766
                              Telephone: (713) 753-8723
                              Attn: Bernadette Archie

Bank of Montreal              Bank of Montreal
                              115 S. LaSalle Street, 11th Floor
                              Chicago, Illinois 60603
                              Telecopier: (312) 750-6061
                              Telephone: (312) 750-4359
                              Attn: Anita Blake

                              BMO Nesbitt Burns Financing, Inc.
                              700 Louisiana, Suite 4400
                              Houston, TX 77002
                              Telecopier: (713) 223-4007
                              Telephone: (713) 546-9750
                              Attn: Cahal Carmody

Morgan Stanley Senior         Morgan Stanley Senior Funding, Inc.
Funding, Inc.                 1585 Broadway
                              New York, New York 10036
                              Telecopier: (212) 507-3663
                              Telephone: (212) 762-2787
                              Attn: Michael O'Hare

Name of Bank                  Lending Office
------------                  --------------
Merrill Lynch Bank USA        Merrill Lynch Bank USA
                              15 West South Temple, Suite 300
                              Salt Lake City, UT 84101
                              Telecopier: (801) 531-7470
                              Telephone: (801) 526-8316
                              Attn: Frank K. Stepan

Barclays Bank PLC             Barclays Bank PLC
                              200 Park Avenue
                              New York, New York 10166
                              Telecopier: (212) 412-7600
                              Telephone: (212) 412-4029
                              Attn: Nicholas Bell

The Bank of Tokyo-            The Bank of Tokyo-Mitsubishi, Ltd.,
Mitsubishi, Ltd.,             Houston Agency
Houston Agency                1100 Louisiana Street, Suite 2800
                              Houston, Texas 77002-5216
                              Telecopier: (713) 655-3855
                              Telephone: (713) 655-3845
                              Attn: J.M. McIntyre

Toronto Dominion (Texas),     Toronto Dominion (Texas), Inc.
Inc.                          909 Fannin Street, 17th Floor
                              Houston, Texas 77010
                              Swift Address: TDOMU S4H
                              Telecopier: (713) 951-9921
                              Attn: Jill Hall

Lehman Commercial Paper,      Lehman Commercial Paper, Inc.
Inc.                          745 7th Avenue, 16th Floor
                              New York, New York 10019
                              Telecopier: (212) 520-0450
                              Telephone: (212) 526-6560
                              Attn: Marie Cowell

Westdeutsche Landesbank       Westdeutsche Landesbank Girozentrale,
Girozentrale, New York        New York Branch
Branch                        1211 Avenue of the Americas
                              New York, New York 10036
                              Telecopier: (212) 852-6307
                              Telephone: (212) 852-6096
                              Attn: Jeffrey S. Davidson

The Royal Bank of Scotland    The Royal Bank of Scotland
                              New York Branch
                              101 Park Avenue, 12th Floor

Name of Bank                  Lending Office
------------                  --------------
                              New York, New York 10178
                              Telecopier: (212) 401-1494
                              Telephone: (212) 401-1406
                              Attn: Sheila Shaw

                              Notices:
                              The Royal Bank of Scotland
                              600 Travis Street, Suite 6070
                              Houston, TX 77002
                              Telecopier: (713) 221-2430
                              Telephone: (713) 221-2423
                              Attn: Patricia Dundee

Bank of Oklahoma, N.A.        Bank of Oklahoma, N.A.
                              BOK Tower 8 SE
                              One Williams Center
                              Tulsa, OK 74172
                              Telecopier: (918) 280-3318
                              Telephone: (918) 588-6675
                              Attn: Laurie Brumbaugh

                                   SCHEDULE II

                             BORROWERS' INFORMATION

Name of Borrowers                               Information for Notices
-----------------                               -----------------------
The Williams Companies, Inc.                    The Williams Companies, Inc.
                                                One Williams Center, Suite 5000
                                                Tulsa, Oklahoma 74172
                                                Attention: Patti J. Kastl
                                                Telecopier: (918) 573-2065
                                                Telephone: (918) 573-2172

Northwest Pipeline Corporation                  Northwest Pipeline Corporation
                                                2800 Post Oak Blvd.
                                                Houston, TX 77056
                                                Attention: Jeff P. Heinrichs
                                                Telecopier: (713) 215-2435
                                                Telephone: (713) 215-2356

Transcontinental Gas Pipe Line Corporation      Transcontinental Gas Pipe Line Corporation
                                                2800 Post Oak Blvd.
                                                Houston, TX 77056
                                                Attention: Jeff P. Heinrichs
                                                Telecopier: (713) 215-2435
                                                Telephone: (713) 215-2356

                                  SCHEDULE III

                                   COMMITMENTS

                               as of June 6, 2003

------------------------------------------------------------------------------------------------------------------------
                                                      Revolving Credit    Letter of Credit   LC Participation Percentage
Banks                                                  Commitment ($)      Commitment ($)                (%)
------------------------------------------------------------------------------------------------------------------------
Citibank, N.A                                            90,000,000         400,000,000                 11.250
------------------------------------------------------------------------------------------------------------------------
Bank of America, N.A                                     90,000,000         400,000,000                 11.250
------------------------------------------------------------------------------------------------------------------------
JPMorgan Chase Bank                                      90,000,000                   0                 11.250
------------------------------------------------------------------------------------------------------------------------
The Bank of Nova Scotia                                  60,000,000                   0                  7.500
------------------------------------------------------------------------------------------------------------------------
Barclays Bank plc                                        60,000,000                   0                  7.500
------------------------------------------------------------------------------------------------------------------------
The Royal Bank of Scotland plc                           60,000,000                   0                  7.500
------------------------------------------------------------------------------------------------------------------------
Credit Lyonnais New York Branch                          60,000,000                   0                  7.500
------------------------------------------------------------------------------------------------------------------------
Lehman Commercial Paper, Inc.                            60,000,000                   0                  7.500
------------------------------------------------------------------------------------------------------------------------
Toronto Dominion (Texas), Inc.                           60,000,000                   0                  7.500
------------------------------------------------------------------------------------------------------------------------
WESTLB AG, New York Branch                               35,000,000                   0                  4.375
------------------------------------------------------------------------------------------------------------------------
Bank One, N.A. (Main Office - Chicago)                   35,000,000                   0                  4.375
------------------------------------------------------------------------------------------------------------------------
Merrill Lynch Bank USA                                   20,000,000                   0                  2.500
------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Senior Funding, Inc.                      20,000,000                   0                  2.500
------------------------------------------------------------------------------------------------------------------------
Bank of Oklahoma, N.A                                    20,000,000                   0                  2.500
------------------------------------------------------------------------------------------------------------------------
BMO Nesbitt Burns Financing, Inc.                        20,000,000                   0                  2.500
------------------------------------------------------------------------------------------------------------------------
The Bank of Tokyo-Mitsubishi, Ltd., Houston Agency       20,000,000                   0                  2.500
------------------------------------------------------------------------------------------------------------------------
TOTAL                                                  $800,000,000*                                   100.000
------------------------------------------------------------------------------------------------------------------------

--------------------------
* The aggregate outstanding amount of all (i) Revolving Credit Advances and (ii) Letters of Credit shall not exceed $800,000,000.

                                                                       EXHIBIT A
                                                                              TO
                                                                CREDIT AGREEMENT

                        OPINION OF JAMES J. BENDER, ESQ.
                             GENERAL COUNSEL OF TWC

                                                                       EXHIBIT B
                                                                              TO
                                                                CREDIT AGREEMENT

                         OPINION OF WHITE & CASE, L.L.P.
                                NEW YORK COUNSEL

                                                                       EXHIBIT C
                                                                              TO
                                                                CREDIT AGREEMENT

                           FORM OF TRANSFER AGREEMENT

                             Dated __________, 20__

                  Reference is made to the Credit Agreement, dated as of June 6, 2003 (such Credit Agreement, as amended or otherwise modified from time to time, being herein referred to as the "Credit Agreement"), among The Williams Companies, Inc., Northwest Pipeline Corporation, and Transcontinental Gas Pipe Line Corporation, as Borrowers, Citibank, N.A., as Agent for the Banks, Bank of America N.A., as Syndication Agent, the Banks and Issuing Banks parties thereto. Terms defined in the Credit Agreement are used herein with the same meaning.

                  ___________________ (the "Assignor") and ________________ (the
"Assignee") agree as follows:

                  1. The Assignor hereby sells and assigns to the Assignee, without recourse, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to all of the Assignor's rights and obligations under the Credit Agreement and the other Credit Documents executed in connection therewith as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee's and Assignor's respective Letter of Credit Commitments and LC Participation Percentage will be as set forth in Schedule 1.

                  2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, the other Credit Documents or other instrument or document furnished pursuant thereto or in connection therewith, the perfection, existence, sufficiency or value of any Collateral, guaranty or insurance or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant thereto or in connection therewith; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or any other Person or the performance or observance by the Borrowers or any other Person of any of their respective obligations under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant thereto or in connection therewith.

                  3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.1(e) of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Transfer

         Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, any Issuing Bank, the Assignor, any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, any other Credit Document, or any other instrument or document; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes each of the Agent and the Collateral Agent, respectively, to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent, respectively, by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (vi) specifies as its Lending Office (and address for notices) the office set forth beneath its name on the signature pages hereof.

                  4. Following the execution of this Transfer Agreement by the Assignor and the Assignee, this Transfer Agreement will be delivered to the Agent for acceptance and recording by the Agent. The effective date of this Transfer Agreement (the "Effective Date") shall be the date of acceptance thereof by the Agent, unless otherwise specified on Schedule 1 hereto.

                  5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Transfer Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Transfer Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and under the other Credit Documents.

                  6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the other instruments or documents furnished pursuant thereto or in connection therewith in respect of the interest assigned hereby (including all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the other instruments or documents furnished pursuant thereto or in connection therewith for periods prior to the Effective Date directly between themselves.

                  7. This Transfer Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  8. This Transfer Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Transfer Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Transfer Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Transfer Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on
Schedule 1 hereto.

                                   Schedule 1
                                       to
                               Transfer Agreement

Section 1.

LC Participation Percentage interest assigned:                    ____________%

Assignee's LC Participation Percentage interest before giving
effect to this Transfer Agreement:                                ____________%

Assignee's LC Participation Percentage interest after giving
effect to this Transfer Agreement:                                ____________%

Assignor's remaining LC Participation Percentage interest after
giving effect to this Transfer Agreement:                         ______ _____%

Section 2.

Letter of Credit Commitment interest assigned:                    $___________

Assignee's Letter of Credit Commitment before giving effect
to this Transfer Agreement:                                       $___________

Assignee's Letter of Credit Commitment after giving effect to
this Transfer Agreement:                                          $___________

Assignor's remaining Letter of Credit Commitment after
giving effect to this Transfer Agreement:                         $___________

Section 3.

Effective Date: _____________________, 20____

                                          [NAME OF ASSIGNOR], as Assignor

                                                By:_________________________
                                                Name:
                                                Title:
                                                Dated:

                                          [NAME OF ASSIGNEE], as Assignee

                                                By:_________________________
                                                Name:
                                                Title:
                                                Dated:

                                    Lending Office (and address for notices):
                                    [Address]

Approved this ___ day of ______, _______

THE WILLIAMS COMPANIES, INC.

By:________________________
Name:
Title:

Approved this ___ day of ______, _______

[NAME OF [ISSUING BANK][BANK]], as [Issuing Bank][Bank]

By:________________________
Name:
Title:

Approved this ___ day of ______, _______

CITIBANK, N.A., as Agent

By:________________________
Name:
Title:

                                                                     EXHIBIT D-1
                                                                              TO
                                                                CREDIT AGREEMENT

                       FORM OF NOTICE OF LETTER OF CREDIT

                                                                          [Date]

Citibank, N.A., as Agent
for the Banks parties to the Credit
Agreement referred to below
399 Park Avenue
New York, New York 10043

         Attention: Williams Account Officer

Ladies and Gentlemen:

The undersigned, The Williams Companies, Inc. Northwest Pipeline Corporation, and Transcontinental Gas Pipeline Corporation (the "Borrowers"), (a) refer to that certain Credit Agreement, dated as of June 6, 2003 (as amended or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein and not defined herein being used herein as therein defined), among The Williams Companies, Inc., Northwest Pipeline Corporation, Transcontinental Gas Pipe Line Corporation, as Borrowers, Citibank, N.A., as Agent and Collateral Agent for the Banks, Bank of America N.A., as Syndication Agent, the Banks and Issuing Banks parties thereto and Citigroup Global Markets Inc., as Co-Lead Arrangers; (b) hereby gives you notice, irrevocably, pursuant to Section 2.1 of the Credit Agreement that the undersigned hereby requests _____________ (the "Issuing Bank") to issue an irrevocable Letter of Credit as set forth below in such language as the Issuing Bank may deem appropriate and (c) in that connection sets forth below the information relating to such Letter of Credit (the "Letter of Credit") as required by Section 2.1 of the Credit Agreement:

         (i) The Business Day upon which the Letter of Credit will be issued is ______________, 20____ (the "Issuance Date").

         (ii)     The account party for the Letter of Credit is the ___________.

         (iii) Attached hereto as Exhibit A are the proposed terms of the Letter of Credit (including the beneficiary thereof and the nature of the transactions or obligations proposed to be supported thereby).

                  The undersigned hereby certifies that each of the representations and warranties pursuant to Section 3.2 of the Credit Agreement are true on the date hereof, and will be true on the date of the Issuance Date.

                                                Very truly yours,

                                                [THE WILLIAMS COMPANIES, INC. /
                                                NORTHWEST PIPELINE CORPORATION /
                                                TRANSCONTINENTAL GAS PIPELINE
                                                CORPORATION]

                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________

cc:      Citicorp North America, Inc.
         1200 Smith Street, Suite 2000
         Houston, Texas 77002
         Attn: The Williams Companies, Inc.
               Account Officer

         [Issuing Bank]

                                                                     EXHIBIT D-2
                                                                              TO
                                                                CREDIT AGREEMENT

                  FORM OF NOTICE OF REVOLVING CREDIT BORROWING

                                                                          [Date]

Citibank, N.A., as Agent
for the Banks parties to the Credit
Agreement referred to below
399 Park Avenue
New York, New York 10043

         ATTENTION: The Williams Companies, Inc. Account Officer

Ladies and Gentlemen:

         The undersigned, ____________________ (the "Borrower"), (a) refers to the Credit Agreement, dated as of June 6, 2003 (as may be further amended, modified, supplemented, renewed, extended or restated from time to time, the "Credit Agreement"; the terms defined therein and not defined herein being used herein as therein defined), by and among the undersigned, [The Williams Companies, Inc.,][Northwest Pipeline Corporation,][Transcontinental Gas Pipe Line Corporation,] certain Banks parties thereto, Citibank, N.A., as Administrative Agent and Collateral Agent, Bank of America N.A., as Syndication Agent, Citibank, N.A. and Bank of America N.A., as Issuing Banks, Citigroup Global Markets Inc. and Banc of America Securities LLC, as Co-Lead Arrangers;
(b) hereby gives you notice, irrevocably, pursuant to Section 2.3(a) of the Agreement that the undersigned hereby requests a Revolving Credit Borrowing under the Agreement and (c) in that connection sets forth below the information relating to such Revolving Credit Borrowing (the "Proposed Revolving Credit Borrowing") as required by Section 2.3 (a) of the Credit Agreement:

         (i) The Business Day of the Proposed Revolving Credit Borrowing is __________, 20____.

         (ii) The type of Revolving Credit Advance comprising the Proposed Revolving Credit Borrowing is a [Base Rate Advance] [Eurodollar Rate Advance].

         (iii) The aggregate amount of the Proposed Revolving Credit Borrowing is $__________________.

         (iv) [The Interest Period for each Revolving Credit Advance made as part of the Proposed Revolving Credit Borrowing is __________ months.]

         The undersigned hereby certifies that each of the representations and warranties pursuant to Section 3.2 are true on the date hereof, and will be true on the date of the Proposed Revolving Credit Borrowing.

                                          Very truly yours,

                                          [BORROWER]

                                          By:_______________________________
                                          Name:_____________________________
                                          Title:____________________________

cc:      Citicorp North America, Inc.
         1200 Smith Street, Suite 2000
         Houston, Texas 77002
         Attn: The Williams Companies, Inc.
               Account Officer

                                                                       EXHIBIT E
                                                                              TO
                                                                CREDIT AGREEMENT

                           FORM OF SECURITY AGREEMENT

                                                                       EXHIBIT F
                                                                              TO
                                                                CREDIT AGREEMENT

                                  FORM OF NOTE

U.S.$_______________                                  Dated: _____________, 200_

                  FOR VALUE RECEIVED, the undersigned, ____________, a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of _________________________ (the "Bank") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) on the Termination Date (as defined in the Credit Agreement referred to below) the principal sum of U.S.$___________ or, if less, the aggregate principal amount of the Revolving Credit Advances made by the Bank to the Borrower pursuant to the Credit Agreement, dated as of June 6, 2003 (as amended or otherwise modified from time to time, the "Credit Agreement"; the terms defined therein and not defined herein being used herein as therein defined), among The Williams Companies, Inc., Northwest Pipeline Corporation, Transcontinental Gas Pipe Line Corporation, as Borrowers, Citibank, N.A., as Agent and Collateral Agent for the Banks, Bank of America N.A., as Syndication Agent, the Banks and Issuing Banks parties thereto and Citigroup Global Markets Inc. and Banc of America Securities LLC, as Co-Lead Arrangers) outstanding on the Termination Date.

                  The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Advance from the date of such Revolving Credit Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement. Both principal and interest in respect of each Revolving Credit Advance are payable in lawful money of the United States of America to the Agent at its account maintained at 388 Greenwich Street, New York, New York 10013, in same day funds.

                  Each Revolving Credit Advance owing to the Bank by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Bank and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

                  This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Advances by the Bank to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Revolving Credit Advance being evidenced by this Promissory Note and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. Capitalized terms used herein which are not defined herein and are defined in the Credit Agreement are used herein as therein defined.

                  The Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration and any other notice of any kind, except as provided in the


Credit Agreement. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

                  This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                                                [BORROWER'S NAME]

                                                By________________
                                                Name:_____________
                                                Title:____________

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              REVOLVING CREDIT ADVANCES AND PAYMENTS OF PRINCIPAL

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                  AMOUNT OF         AMOUNT OF
               REVOLVING CREDIT   PRINCIPAL PAID   UNPAID PRINCIPAL   NOTATION
    DATE           ADVANCE          OR PREPAID          BALANCE        MADE BY
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